As filed with the Securities and Exchange Commission on April 29, 2008
Securities Act File No. 333-148348

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
________________

AMENDMENT NO. 1

to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

DELLACORTE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	13-4367332 (I.R.S. Employer Identification Number)
757 Third Ave., Suite 202 New York, NY 10017 (212) 413-0803 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________
Robert F. Mancuso
Dellacorte Acquisition Corp.
757 Third Ave., Suite 202
New York, NY  10017
(212) 413-0803
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
M. Ridgway Barker Kelley Drye & Warren LLP 400 Atlantic St. Stamford, CT 06901 (203) 324-1400 (203) 327-2669 Facsimile	Deanna Kirkpatrick Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000 (212) 450-3800 Facsimile
________________

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)
________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of common stock, par value $0.001 per share, and one warrant (2)	17,250,000 units	$10.00	$172,500,000	$5,295.75
Shares of common stock included as part of the units (2)	17,250,000 shares	–	–	–	(3)
Warrants included in the units (2)(4)	17,250,000 warrants	–	–	–	(3)
Shares of common stock underlying the warrants included in the units (4)	17,250,000 shares	$7.50	$129,375,000	$3,971.81
Totals			$301,875,000	$9,267.56	(5)

_______________

(1)         Estimated solely for the purpose of calculating the registration fee.

(2)         Includes 2,250,000 units, consisting of 2,250,000 shares of common stock and 2,250,000 shares of common stock underlying such warrants, issuable on exercise of a 30-day option to be granted to the underwriters to cover over-allotments, if any.

(3)         No fee pursuant to Rule 457(g).

(4)         Pursuant to Rule 416, also includes such additional indeterminate number of securities as may be issued pursuant to antidilution or variable exercise, conversion or exchange price or rate provisions of securities registered hereunder.  No separate consideration will be received for any securities so issued.

(5)    Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ____________, 2008

PROSPECTUS

$150,000,000
DELLACORTE ACQUISITION CORP.
15,000,000 Units

________________

Dellacorte Acquisition Corp. is a newly organized blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets, which we refer to as our initial business combination. While our efforts in identifying a prospective target business will not be limited to a particular industry or location, we intend to focus our efforts on identifying prospective target businesses in the branded products, financial services, health and wellness, non-fashion retailing and specialty manufacturing industries in the United States and Europe that may provide significant opportunity for growth.  If we are unable to consummate our initial business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement with respect to an initial business combination, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional 12 months (thereby allowing us a total of up to 36 months from the date of this prospectus to consummate our initial business combination). The amendment will be effective only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus. If we fail to sign a definitive agreement within such 24-month period or if we fail to consummate a business combination within such period of 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation to provide for such extension), we will liquidate and distribute the proceeds held in the trust account to our public stockholders, as described in this prospectus. To date, our efforts have been limited to organizational activities as well as activities related to this offering.  We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions with an entity that we will acquire in our initial business combination.  Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

This is an initial public offering of our securities. We are offering 15,000,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of the completion of our initial business combination or twelve months from the closing of this offering, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire five years from the date of this prospectus, unless earlier redeemed.

We have also granted the underwriters a 30-day option to purchase up to an additional 2,250,000 units to cover over-allotments, if any.

Dellacorte Holdings LLC, which we refer to throughout this prospectus as our sponsor, owns an aggregate of 4,312,500 shares of our common stock, which we refer to as the founder’s shares throughout this prospectus.  The founder’s shares were originally purchased by our sponsor for a purchase price of $25,000.  The founder’s shares held by our sponsor include an aggregate of 562,500 shares subject to forfeiture by our sponsor to the extent that the underwriters’ over-allotment option is not exercised.  Our sponsor has agreed (i) to vote the founder’s shares in accordance with the majority of the shares of common stock voted by our public stockholders in connection with the vote on any initial business combination and an amendment to our certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination, and (ii) to waive any right to receive a liquidation distribution with respect to the founder’s shares in the event we fail to consummate an initial business combination.  The founder’s shares are subject to certain transfer restrictions described in this prospectus.

Mr. Mancuso has agreed to purchase an aggregate of 3,475,000 warrants at a price of $1.00 per warrant (approximately $3.5 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. We refer to these warrants throughout this prospectus as the sponsor warrants.  Currently, there is no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol “DQQ.U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols “DQQ” and “DQQ.WS,” respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 25 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public Offering Price	$10.00	$150,000,000
Underwriting Discount(1)	$0.70	$10,500,000
Proceeds to us (before expenses)	$9.30	$139,500,000

________________
(1)
Includes $0.325 per unit, or approximately $4.9 million in the aggregate (or approximately $5.6 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of an initial business combination, as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about             , 2008. Of the proceeds we receive from this offering and the sale of the sponsor warrants described in this prospectus, approximately $9.80 per unit, or $147.0 million in the aggregate (or approximately $9.78 per unit or $168.7 million if the underwriters’ over-allotment option is exercised in full) will be deposited into a trust account at JP Morgan Chase, N.A. with Continental Stock Transfer & Trust Company as trustee. These funds will not be released to us until the earlier of the completion of our initial business combination or our liquidation.

______________

Citi

______________
    I-Bankers Securities, Inc.

              , 2008

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. The information may be required to be updated at a later date.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to Dellacorte Acquisition Corp. References in this prospectus to “public stockholders” refer to those persons that purchase the securities offered by this prospectus and our initial stockholders (as defined below) to the extent our initial stockholders purchase these securities either in this offering or afterwards, provided that each initial stockholder’s status as a “public stockholder” shall only exist with respect to those securities so purchased in this offering or afterwards. References in this prospectus to our “management” or our “management team” refer to our officers and directors and references to our “sponsor” refer to Dellacorte Holdings LLC, a Delaware limited liability company whose sole member is The Dellacorte Group LLC.  References to our “initial stockholders” refer to our sponsor and any subsequent permitted transferees. Unless stated otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

General

We are a newly organized blank check company formed under the General Corporation Law of the State of Delaware, for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions with an entity that we will acquire in our initial business combination. While our efforts in identifying a prospective target business will not be limited to a particular industry or location, we intend to focus our efforts on identifying prospective target businesses in the branded products, financial services, health and wellness, non-fashion retailing and specialty manufacturing industries in the United States and Europe that may provide significant opportunity for growth.

We will have until 24 months (or up to 36 months if our stockholders approve an extension of our corporate existence as described in this prospectus) from the date of this prospectus to consummate our initial business combination. If we fail to consummate an initial business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating.

We will seek to capitalize on the significant investing experience and contacts of our management team, including the more than 25 years of private equity experience of Robert F. Mancuso, our chairman of the board and chief executive officer. Mr. Mancuso began his investment banking career with Lazard Frères & Co. in 1975. He later joined the mergers and acquisitions department of Merrill Lynch & Co. in 1980. Mr. Mancuso helped found Merrill’s leveraged buyout business in 1981. In 1985 he was elected the first President and Chief Executive Officer of Merrill Lynch Capital Partners Inc., the subsidiary of Merrill Lynch established to oversee the investment activities of the first Merrill Lynch equity fund, Merrill Lynch Capital Appreciation Fund I, a $400 million equity pool raised from 42 institutional investors.  After the first Merrill Fund had largely been invested, Mr. Mancuso left in 1988 to found Mancuso & Company, a middle market private equity firm which focused on the purchase of family-held businesses and divisions of publicly-held companies, and raised a $112 million fund.  From March 2002 to March 2006, Mr. Mancuso was a director of Dictaphone Corporation.  In March 2005, he was elected to serve as Non-Executive Chairman of the Board in connection with the assessment of strategic alternatives culminating in a restructuring of the company and its acquisition by Nuance Communications, Inc. in March 2006. Over the past 25 years, Mr. Mancuso has had a leadership role in fourteen leveraged buyout transactions ranging in size from $60 million to $2.2 billion and involving over $7.5 billion in financing.

Our president, Ferdinand L.J. Verdonck, was a Managing Director at Almanij Group from 1992 to 2003. He has worked in European finance and industry for many years. From 1984 to 1992, he served in various senior executive capacities with N.V. Bekaert S.A., both in Belgium and New York City. Mr. Verdonck was a Senior Vice President at Lazard Freres & Co., L.L.C. in New York from 1977 to 1984, having previously served as an international banking Officer at Continental Illinois Bank in Chicago. He has served as an Independent Director at

Galapagos NV since May 2005. He has been a Director at Fleming Continental European Investment Trust PLC since 1998 and serves as a Member of Audit Committee in the firm. Mr. Verdonck has been the Chairman of the Board of Banco Urquijo since 1998, the Chairman of EASDAQ (formerly NASDAQ Europe) since 2001; and a Board Member of Phoenix Funds, Dictaphone Corporation, Groupe SNEF, and Laco Information Services. He has served as a Director at Gevaert N.V. from 1992 to 2003 and serves as a Member of Executive Committee in the firm. He served as a Director at Kredietbank SA Luxembourgeoise from 1992 to 2003. He also served as a Director at KBC Bank & Insurance Holding Company N.V., KBC Bank N.V., KBC Insurance N.V. from 1992 to 2003 and at various affiliated companies in the group. Mr. Verdonck served as a Director at Phoenix Investment Partners Ltd. from 1995 to 2001.

Our chief financial officer, Tim S. Ledwick, has over twenty-five years of experience in accounting, finance and operations in both public and private companies. He brings over 10 years of experience as a CFO in public and quasi-public companies involved in the technology and financing sectors. He was the past CFO at Cityscape Financial Corp. and Cross Media Marketing Corporation. Additionally, Mr. Ledwick has had extensive experience in corporate restructurings most recently as the Chief Financial Officer of Lernout and Hauspie Speech Products, NV and subsequently as CFO and board member of Dictaphone Corporation.

In September 2005, Mr. Mancuso founded and has since served as the managing member of The Dellacorte Group LLC, an affiliate of our sponsor.  The Dellacorte Group LLC is a middle-market financial advisory firm focused on making private equity investments in the branded products, financial services, health and wellness, non-fashion retailing and specialty manufacturing industries.  We believe that we are well positioned to source an initial business combination as a result of our access to The Dellacorte Group LLC’s infrastructure and contacts.

Subject to the requirements that our initial business combination have a fair market value of at least 80% of the initial amount held in the trust account (excluding deferred underwriting commissions of approximately $4.9 million or approximately $5.6 million if the underwriters’ over-allotment option is exercised in full), our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. In addition, we will only consummate our initial business combination if we will become the controlling stockholder of the target. The key factor we will rely on in determining controlling stockholder status would be our ownership of more than half of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into an initial business combination with a target business that does not meet these criteria and guidelines.

•  Established Companies with Proven Track Records.  We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results. We do not intend to acquire start-up companies.

•  Companies with Strong Free Cash Flow Characteristics.  We will seek to acquire companies that have a history of strong, stable free cash flow generation. We will focus on companies that have predictable, recurring revenue streams and an emphasis on low working capital and capital expenditure requirements.

•  Strong Competitive Industry Position.  We will seek to acquire businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

•  Experienced Management Team.  We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our officers and directors will complement, not replace, the target’s management team.

•  Diversified Customer and Supplier Base.  We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitive position.

While our efforts in identifying a prospective target business will not be limited to a particular industry, we intend to focus our efforts on the following industries corresponding with the industrial focus of The Dellacorte Group LLC:

•  Branded Products.

•  Financial Services.

•  Health and Wellness.

•  Non-Fashion Retailing.

•  Specialty Manufacturing.

We expect to receive a number of proprietary deal flow opportunities as a result of the business relationships of Mr. Mancuso, our chairman of the board and chief executive officer, Mr. Vedonck, our President, and Mr. Ledwick, our Chief Financial Officer.  In addition, The Dellacorte Group LLC and its special advisors may also bring target business candidates to our attention from their business contacts and through original investment analysis and research.  In addition, potential target businesses may be brought to our attention by unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis.  Lastly, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, leveraged buyout funds, management buyout funds and other members of the financial community.

Conflicts of Interests

The Dellacorte Group LLC has agreed, until the earliest of our initial business combination or our liquidation, to present to our company for consideration, any business combination opportunity of which it becomes aware with a fair market value of $115.0 million or more prior to proceeding with such opportunity.  Further, each of our officers and directors has agreed, until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $115.0 million or more, subject to any fiduciary or pre-existing contractual obligations he or she might have.  In the event that any of our officers or directors  becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has fiduciary or pre-existing contractual obligations, he or she would not be required to present such opportunity to us under the right of first review.  Mr. Mancuso has a fiduciary duty of loyalty to the other members of The Dellacorte Group LLC.  In addition, Messrs. Verdonck and Ledwick have certain fiduciary duties.

If we do not complete our initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.80 or $0.20 less than the per-unit offering price of $10.00 ($9.78, or $0.22 less than the per-unit offering price if the underwriters’ over-allotment option is exercised in full). The per share liquidation price includes approximately $4.9 million in deferred underwriting commissions (or approximately $5.6 million if the underwriters’ over-allotment option is exercised in full) that would also be distributable to our public stockholders.

Private Placements

On November 7, 2007, our sponsor purchased an aggregate of 4,312,500 founder’s shares for an aggregate purchase price of $25,000, or approximately $0.006 per share.  We refer to our sponsor and any subsequent transferee of the founder’s shares as our initial stockholders throughout this prospectus. The founder’s shares held by our initial stockholders include an aggregate of 562,500 shares subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised, so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of our initial stockholders purchase units in this offering).

The founder’s shares are identical to the shares of common stock included in the units being sold in the offering, except that: (i) the founder’s shares will be subject to certain transfer restrictions as described in more detail below, (ii) our sponsor has agreed to vote the founder’s shares in accordance with the majority of the shares of common stock voted by our public stockholders in connection with the vote on any initial business combination and an amendment to our certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination, and to vote any shares acquired in this offering or the after market in favor of our initial business combination and such amendment, (iii) our sponsor has agreed to waive any right to receive a liquidation distribution with respect to the founder’s shares in the event we fail to consummate an initial business combination, and (iv) our sponsor will not be able to exercise conversion rights, as described in this prospectus, with respect to the founder’s shares.

The agreement by our founders to vote any shares purchased in the offering or afterwards in favor of the business combination and the fact that the vote required to approve a business combination is based on a majority of the shares of common stock voted by public stockholders rather than a majority of the common stock held by public stockholders may make it more difficult for public stockholders to defeat a business combination proposal.

Our sponsor and The Dellacorte Group LLC have agreed not to transfer, assign or sell any of the founder’s shares (except as described below under “Principal Stockholders—Transfers of Common Stock and Warrants by Our Initial Stockholders”), until 180 days after the completion of our initial business combination.  In addition, our sponsor has entered into an agreement with us providing that its membership interests may only be transferred to permitted transferees and that it will not issue new membership interests except to permitted transferees, who in each case agree to all restrictions applicable to the founder’s shares.  Further, Mr. Mancuso, the controlling member of The Dellacorte Group LLC, which is the sole member of our sponsor, has agreed that until 180 days from the date of the final prospectus relating to this offering, no transfers or issuances of membership interests in The Dellacorte Group LLC will be made, and after such 180 day period until 180 days after the consummation of our initial business combination or our liquidation, that no transfers or issuances of membership interests in The Dellacorte Group LLC will be made if such transfer or issuance results in a change of control of The Dellacorte Group LLC.

Mr. Mancuso has agreed to purchase an aggregate of 3,475,000 sponsor warrants from us at a price of $1.00 per warrant (approximately $3.5 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The approximately $3.5 million proceeds from the private placement will be added to the proceeds of this offering and placed in a trust account at JP Morgan Chase, N.A. with Continental Stock Transfer & Trust Company as trustee. If we do not complete an initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus, the approximately $3.5 million proceeds from the sale of the sponsor warrants will be part of the liquidating distribution to our public stockholders and the sponsor warrants will expire worthless.

The sponsor warrants are identical to the warrants included in the units sold in this offering except that the sponsor warrants: (i) will not be redeemable by us so long as they are held by Mr. Mancuso or any of his permitted transferees, (ii) will be subject to certain transfer restrictions described in more detail below and (iii) may be exercised for cash or on a cashless basis, as described in this prospectus. Mr. Mancuso has agreed not to transfer, assign or sell any of the sponsor warrants, including the common stock issuable upon exercise of the sponsor warrants (except as described below under “Principal Stockholders—Transfers of Common Stock and Warrants by Our Initial Stockholders”), until after the completion of our initial business combination.

If the underwriters determine the size of this offering should be increased it will also result in a proportionate increase in the amount of interest we may withdraw from the trust account.  In addition, if the size of the offering is increased, the per-share conversion or liquidation rate could decrease by as much as approximately $0.02.

Our executive offices are located at 757 Third Avenue, Suite 202, New York, New York 10017, and our telephone number is (212) 413-0803.

THE OFFERING

In making your decision as to whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 25  of this prospectus.

Securities offered	15,000,000 units, at $10.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
Trading commencement and separation of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K
In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the Current Report on Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option, but will not be a condition to separate trading.

Units:
Number outstanding before this offering	0
Number outstanding after this offering	15,000,000 (1)
Common stock:
Number outstanding before this offering	4,312,500(2)
Number outstanding after this offering	18,750,000(1)
Warrants:
Number of warrants outstanding before this offering	0
Number of sponsor warrants to be sold simultaneously with closing of this offering	3,475,000
Number of warrants to be outstanding after this offering and the private placement	18,475,000(1)
________________
(1)   Assumes no exercise of the underwriters’ over-allotment option.
(2)   Includes an aggregate of 562,500 founder’s shares held by our initial stockholders that are subject to forfeiture to the extent the over-allotment option is not exercised by the underwriters.

Exercisability	Each warrant offered in this offering is exercisable to purchase one share of our common stock.
Exercise price	$7.50 per share
Exercise period
The warrants will become exercisable on the later of:
    • the completion of our initial business combination, or
    • 12 months from the date of this prospectus;
provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants.

We have agreed to use our best efforts to file and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

The warrants will expire at 5:00 p.m., New York time, five years from the date of this prospectus or earlier upon redemption. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption	Once the warrants become exercisable we may redeem the outstanding warrants (except as described below with respect to the sponsor warrants):
•	in whole and not in part;
•	at a price of $.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and
•

if, and only if, the last sale price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

None of the sponsor warrants will be redeemable by us so long as they are held by Mr. Mancuso or his permitted transferees.

Reasons for redemption limitations	We have established the above conditions to our exercise of redemption rights to:
•	provide warrant holders with adequate notice of redemption;
•	permit redemption only after the then-prevailing common stock price is substantially above the warrant exercise price; and
•

ensure a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the common stock may fall below the $13.75 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

Proposed American Stock Exchange symbols	Units: “DQQ.U” Common Stock: “DQQ” Warrants: “DQQ.WS”
Founder’s shares

On November 7, 2007 our sponsor purchased an aggregate of 4,312,500 founder’s shares for an aggregate purchase price of $25,000, or approximately $0.006 per share. This includes an aggregate of 562,500 founder’s shares subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of them purchase units in this offering).

The founder’s shares are identical to the shares of common stock included in the units being sold in this offering, except that:
•	the founder’s shares are subject to the transfer restrictions described below;
•

our sponsor has agreed to vote the founder’s shares in the same manner as a majority of the outstanding shares of common stock sold in this offering and held by the public stockholders are cast in connection with the vote required to approve our initial business combination and to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination;

•	our sponsor will not be able to exercise conversion rights (as described below) with respect to the founder’s shares; and
•	our sponsor has agreed to waive its rights to participate in any liquidation distribution with respect to the founder’s shares if we fail to consummate an initial business combination.

Transfer restrictions on founder’s shares

Our sponsor and The Dellacorte Group LLC have agreed not to transfer, assign or sell any of the founder’s shares (except as described below under “Principal Stockholders—Transfers of Common Stock and Warrants by Our Sponsor”) until 180 days after the completion of our initial business combination.

Sponsor warrants

Mr. Mancuso has agreed to purchase sponsor warrants exercisable to purchase 3,475,000 shares of our common stock for approximately $3.5 million ($1.00 per warrant) upon the closing of this offering. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account. If we do not complete an initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus, the proceeds of the sale of the sponsor warrants will become part of the distribution of the trust account to our public stockholders and the sponsor warrants will expire worthless.

The sponsor warrants are identical to the warrants included in the units sold in this offering except that the sponsor warrants:

•	are subject to the transfer restrictions described below;
•	are non-redeemable by us so long as they are held by

Mr. Mancuso or his permitted transferees; and
•	May be exercised by our initial stockholders or their permitted transferees on a cashless basis.

The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available.  Although the shares of common stock issuable pursuant to the sponsor warrants will not be issued pursuant to a registration statement, so long as they are held by our initial stockholders and their permitted transferees, the warrant agreement provides that the sponsor warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

Transfer restrictions on sponsor warrants

The sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) will not be transferable, assignable or salable (except as described below under “Principal Stockholders—Transfers of Common Stock and Warrants by Our Initial Stockholders”) until after the completion of our initial business combination.

Exercise of sponsor warrants
Mr. Mancuso and his permitted transferees will be entitled to exercise the sponsor warrants as described above for cash or on a cashless basis using the same formula that would apply to other warrant holders if they were required to exercise their warrants on a cashless basis in connection with a redemption of the warrants.

Registration rights

Concurrently with the issuance and sale of securities in this offering, we will enter into a registration rights agreement with our initial stockholders with respect to securities held by them from time to time. The registration rights agreement will provide that, in certain instances, these holders may require us to register any of our securities held by them on a registration statement filed under the Securities Act, provided that such registration statement would not become effective until termination of the applicable lock-up period. We will bear the expenses incurred in connection with filing any such registration statement.

Proceeds to be held in trust account
$147.0 million, or approximately $9.80 per unit of the proceeds of this offering and the private placement of the sponsor warrants ($168.7 million, or approximately $9.78 per unit, if the underwriters’ over-allotment option is exercised in full) will be placed in a segregated trust account at J.P. Morgan Chase, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. These proceeds include approximately $4.9 million (or approximately $5.6 million if the underwriters’ over

-allotment option is exercised in full) in deferred underwriting commissions. The funds in the trust account will only be released to be used in connection with our initial business combination or to fund the exercise of conversion rights by the public stockholders.
Unless and until the completion of our initial business combination, no proceeds held in the trust account will be available for our use and we may pay our expenses only from:
•	the net proceeds of this offering not held in the trust account, which will be $100,000 in working capital after the payment of approximately $750,000 in expenses relating to this offering; and
•	up to $2.25 million, subject to adjustment, of interest (net of taxes payable on such interest) on the trust proceeds that may be released to us for working capital purposes.

Stockholders must approve our initial business combination
Our initial business combination must occur with one or more target businesses or assets that collectively have a fair market value of at least 80% of the initial amount held in the trust account (excluding deferred underwriting commissions of approximately $4.9 million or approximately $5.6 million if the underwriters’ over-allotment option is exercised in full). If we acquire less than 100% of one or more target businesses, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of this amount. In no event, however, will we acquire less than a controlling interest of a target business (that is, not less than 50% of the voting equity interests of the target business). Until we have consummated our initial business combination, we will seek approval of our public stockholders before we consummate any business combination, even if the  business combination would not ordinarily require stockholder approval under applicable law.

For purposes of seeking approval of our business combination by a majority of voting public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained (although non-votes will have an effect on the approval of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence). We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote will be taken to approve a business combination.  The fact that the vote required to approve a business combination is based on a majority of the shares of common stock voted by our public stockholders in favor of the proposal rather than a majority of the common stock held by public stockholders may make it more difficult to for public stockholders to defeat a business combination proposal.

In connection with the vote required for consummating our initial business combination, any extension of our corporate existence up to 36 months and amending our amended and restated certificate of incorporation to provide for our perpetual existence, our sponsor will vote the founder’s shares in accordance with the votes constituting the majority of the votes cast by our public stockholders and will vote any shares acquired by it in the offering or the after market in favor of our initial business combination and the amendment.  This may have the effect of making it easier for us to have an initial business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours.

We will proceed with our initial business combination only if (i) the initial business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting (ii)  an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in this offering both vote against the initial business combination and exercise their conversion rights. If a proposed initial business combination is not consummated and we still have sufficient time remaining before our corporate existence terminates, we may seek to effect our initial business combination with another target business.

Conversion rights for public stockholders voting against our initial business combination or an extension of the time period within which we must consummate our initial business combination
 Conversion rights are the rights of each public stockholder to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (including deferred underwriting commissions and including interest earned on the trust account, net of income taxes payable on such interest and net of interest income of up to $2.25 million, subject to adjustment, on the trust account released to us to fund our working capital requirements) if our initial business combination is approved and completed.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Shares converted in connection with the vote on an amendment to extend the time period within which we must complete our initial business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such public stockholder would still be entitled to vote against a proposed business combination or an amendment to extend the period of time in which to complete the initial business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination or an amendment to extend the period of time in which to complete the initial business combination and attempting to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination or an amendment to extend the period of time in which to complete the initial business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting each stockholder’s ability to convert only up to 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

A stockholder who votes against an amendment to extend the period of time in which we may complete our initial business combination and also elects to convert its shares of common stock in connection with such vote may vote against our initial business combination at the applicable stockholder meeting held for that purpose only to the extent such stockholder continues to hold shares of our common stock or acquires additional shares through subsequent market purchases or otherwise, subject to the 10% limitation referred to above. Public stockholders who exercise their stockholder conversion rights will continue to retain all rights to the warrants they received as part of the units purchased in this offering to the extent that such warrants have not been otherwise transferred or sold by such public stockholder.

The amount payable in respect of each share of common stock on the exercise of conversion rights in connection with a proposed extension or the initial business combination will be the per share amount of $9.80 initially deposited in the trust account (plus any interest earned on the proceeds in the trust account in excess of the amount released to us for working capital purposes, net of taxes payable on such interest, on such amount per share).

A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless the public stockholder votes against the proposed extension and the proposed extension is approved, or if the public stockholders votes against our initial business combination, the initial business combination is approved and completed; the public stockholder holds its shares through the closing of the initial business combination; and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed extension or the proposed initial business combination. We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors in our proxy statement related to a proposed extension or the initial business combination if we impose this requirement. The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company’s initial business combination, a holder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such holder was seeking to exercise its conversion rights. After the initial business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price.

Thus, the conversion right, to which stockholders were aware they needed to commit to before the stockholder meeting, would survive past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the proposed extension or the initial business combination is approved. The conversion requirements described above could make it more difficult for public stockholders to exercise their conversion rights and less likely that 30% or more of public stockholders will convert.

There will be no conversion rights for the founder’s shares.

Right of first review
The Dellacorte Group LLC has agreed, until the earliest of our initial business combination or our liquidation, to present to our company for consideration, any business combination opportunity of which it becomes aware with a fair market value of $115.0 million or more prior to proceeding with such opportunity. Further, each of our officers and directors has agreed, until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $115.0 million or more, subject to any fiduciary or pre-existing contractual obligations he or she might have. In the event that any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he has fiduciary or pre-existing contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Mr. Mancuso has a fiduciary duty of loyalty to the other members of The Dellacorte Group LLC. In addition, Messrs. Verdonck and Ledwick currently have certain fiduciary duties that may take priority over their duties to us, as more fully discussed in “Management—Conflicts of Interest” on page 92.

Possible extension of time to consummate our initial business combination to up to 36 months
Unlike other blank check companies, if we have entered into a definitive agreement relating to a business combination within 24 months following the date of this prospectus (and if we anticipate that we may not be able to consummate an initial business combination within a 24-month period), we may seek up to a 12-month extension to complete our business combination by calling a meeting of our stockholders for the purpose of soliciting their approval to amend our amended and restated certificate of incorporation to give effect to such extension.  Approval of the extension to up to 36 months will require that (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus.

In connection with the vote required for approving our initial business combination or any extension of our corporate existence to up to 36 months from the date of this prospectus, all of our initial stockholders, including all of our officers and directors, and our sponsors, will agree to vote their founders’ common stock and the common stock included in the sponsors’ units in accordance with the majority of the shares of common stock voted by the public stockholders. All of our initial stockholders, including all of our officers and directors, and our sponsors, will also agree to vote all such shares in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our business combination.

If holders of 30% or more of the shares sold in this offering both vote against the proposed extension to up to 36 months and properly exercise their conversion rights, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will liquidate.

If we receive stockholder approval for the extension and holders of 30% or more of the shares sold in this offering do not properly exercise their conversion rights in connection with the vote for the extension, we will then have an additional period of up to 12 months in which to consummate the initial business combination. If the proposal for the extension is approved, we will still be required to seek stockholder approval before completing our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the amendment to extend our corporate existence, we may be able to hold the funds in the trust account for at least three years.  A stockholder’s election to convert its shares in connection with the vote on the amendment to extend our corporate existence will only be honored if the amendment is approved.

Stockholders who vote against the amendment to extend our corporate existence and properly exercise their conversion rights and whose shares are, in fact, converted, will not be able to vote on the initial business combination unless such stockholders continue to own additional shares or acquire new shares through open market purchases or otherwise. All other stockholders will be able to vote on the initial business combination.

Public stockholders who cause us to convert their stock into their share of the trust account will continue to have the right to exercise the warrants that they received as part of the units purchased in this offering to the extent that such rights have to been transferred or sold by such public stockholder.

If at the end of the extended period of up to 36 months we have not effected a business combination, pursuant to our amended and restated certificate of incorporation, our corporate existence will automatically cease without the need for an additional stockholder vote.

Release of funds in trust account on closing of our initial business combination
On the closing of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their conversion rights and to pay the underwriters their deferred underwriting commissions. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our initial business combination. If the initial business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

Liquidation if no initial business combination
If we are unable to complete an initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Upon adoption of our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.

Section 278 of the Delaware General Corporation Law provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets.

If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $100,000 of proceeds held outside the trust account and from the up to $2.25 million, subject to adjustment, of interest income earned on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering) and prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. Our sponsor has agreed that it will be liable to us if and to the extent any insurance we may procure is inadequate to cover any claims against the trust account by a third party for services rendered or products sold, or by a prospective target business, and the payment of such debts or obligations actually reduces the amounts in the trust account, except as to (i) any claims by a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) of any and all rights to seek access to the trust funds or (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from our sponsor, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. For example, we could be subject to claims from a third party claiming tortious interference as a result of our initial business combination. If our sponsor is unable to satisfy the foregoing obligation resulting from claims made by a prospective target business, Robert F. Mancuso, our chairman, has agreed to be personally liable in its place. In the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $10.00 per share upon liquidation. In the event that this indemnity obligation arose and our sponsor or Mr. Mancuso did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf.

We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $100,000 of proceeds held outside the trust account and from the up to $2.25 million, subject to adjustment, in interest income on the balance of the trust account that will be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $75,000 of such accrued interest to pay those costs and expenses.

At the time we submit our proposed initial business combination to our stockholders for approval, we will also submit to them a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate existence. We will only consummate our initial business combination if (i) the initial business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) holders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in this offering exercise their conversion rights.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not consummate an initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus and in such event such amounts will be included within the funds held in the trust account that will be available for distribution to the public stockholders.

Our sponsor has agreed to waive its rights to participate in any distribution of the funds held in the trust account if we fail to consummate an initial business combination within such 24 month period (or 36-month period if stockholders approve an amendment to our amended and restated

certificate of incorporation) but only with respect to the founder’s shares. In addition, the sponsor warrants will expire worthless.

If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering and the sponsor’s investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be approximately $9.80 (or approximately $9.78 per share if the over-allotment option is exercised in full), or approximately $0.20 less than the per-unit offering price of $10.00 (or approximately $0.22 less if the over-allotment is exercised in full).  The actual per-share conversion price will be equal to the aggregate amount on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to us as described above) as of two business days prior to the stockholder vote required to extend our corporate existence or two business days prior to the proposed  consummation of the initial business combination, as the case may be, divided by the number of shares of common stock sold in this offering (less, in the case of conversion in connection with the vote required to approve our initial business combination, the number of shares previously converted in connection with the vote required to approve an extension of our corporate existence).  The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than approximately $9.80 (or approximately $9.78 per share if the over-allotment option is exercised in full).

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, contains several provisions relating to this offering that will apply to us until the consummation of our initial business combination. Those provisions may only be amended with the unanimous consent of our stockholders. While we have been advised that the validity of unanimous consent provisions under Delaware law has not been settled, we view these provisions as obligations to our stockholders and will not take any action to amend or waive those provisions.

Limited payments to insiders
There will be no finder’s fees, reimbursements or cash payments made to our initial stockholders, officers, directors, special advisors to The Dellacorte Group LLC or our or their affiliates, including The Dellacorte Group LLC and its employees and independent contractors for services rendered to us prior to or in connection with the consummation of our initial business combination, other than:

•	Repayment of advances of up to $125,000 made to us by our sponsor to cover offering-related and organizational expenses;
•	A payment of an aggregate of $10,000 per month to The Dellacorte Group LLC, an affiliate of our sponsor and Mr. Mancuso, for office space, administrative services and secretarial support; and

•

Reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial business combination. Our audit committee will review and approve all payments made to our initial stockholders, officers, directors, special advisors or our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Limitation on transactions with affiliates
We will not enter into an initial business combination with an entity that is affiliated with any of our officers, directors, initial stockholders or their affiliates, including The Dellacorte Group LLC, or any entity in which any of our officers, directors, initial stockholders or their affiliates has a financial interest exceeding $100,000.  Furthermore, in no event will we pay our initial stockholders, officers, directors, special advisors to The Dellacorte Group LLC or our or their affiliates, including The Dellacorte Group LLC and its employees and independent contractors, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

Audit committee to monitor compliance
Our audit committee will monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount
In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the sponsor warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses or assets whose fair market value, collectively, is equal to at least 80% of the initial amount held in the trust account (excluding deferred underwriting discounts and commissions of approximately $4.9 million or approximately $5.6 million if the over-allotment option is exercised in full.)

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 25 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	March 31, 2008
	Actual	As Adjusted
	(unaudited)
Balance Sheet Data:
Working capital	$25,000	$142,250,000
Total assets	372,353	147,125,000
Total liabilities	347,353	4,875,000
Value of common stock which may be converted to cash(1)	—	44,099,990
Stockholders’ equity	25,000	98,150,010
_______________
(1)
If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 30% (minus one share) of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.80 per share (or approximately $9.78 per share if the underwriters’ over-allotment option is exercised in full)), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination, divided by the number of shares sold in this offering. We will not consummate any business combination if holders owning more than 30% (minus one share) of our outstanding shares of common stock sold in this offering exercise their conversion rights.

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the sponsor warrants, repayment of the $125,000 loan made to us by our sponsor, and the payment of the estimated expenses of this offering. The “as adjusted” working capital and “as adjusted” total assets include approximately $4.9 million being held in the trust account (or approximately $5.6 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting commissions.

The “as adjusted” working capital and total assets amounts include approximately $147.0 million to be held in the trust account, including approximately $4.9 million being held in the trust account (or approximately $5.6 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting commissions, which will be available to us as described in this prospectus. If no initial business combination is consummated, the proceeds held in the trust account, including the deferred underwriting commissions and all interest thereon, net of income taxes on such interest and interest income of up to $2.25 million, subject to adjustment, on the trust account balance released to us to fund our working capital requirements, will be distributed solely to our public stockholders as part of a plan of distribution upon termination of our corporate existence.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses or assets. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and may be unable to complete an initial business combination. If we fail to complete an initial business combination, we will never generate any operating revenues.

We may not be able to consummate an initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus, in which case our corporate existence would cease and we would liquidate our assets.

Our principal activities to date have been limited to organizational and financing activities. Pursuant to our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the closing of this offering, we must complete our initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus. If we fail to consummate our initial business combination within such time period, our corporate existence will cease and we will liquidate and wind up. The foregoing requirements are set forth in Article IX of our amended and restated certificate of incorporation and, until the consummation of our initial business combination, may not be eliminated without the vote of our board and the vote of 100% of the shares of our outstanding voting stock cast. We may not be able to find suitable target businesses or assets within such time period. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of our initial business combination.

The requirement that we complete a business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus may give potential target businesses leverage over us in negotiating a business combination.

If we do not effect our initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) of the date of this prospectus, we will liquidate and promptly distribute only to our public stockholders the amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we approach the 24-month deadline (or 36-month deadline if stockholders approve an amendment to our amended and restated certificate of incorporation) and such targets may be able to extract certain concessions from us that an operating company or a private equity investor would be unwilling to make.

If we liquidate before concluding our initial business combination, our public stockholders will receive less than $10.00 per share on our liquidation and our warrants will expire worthless.

If we are unable to complete our initial business combination and must liquidate, the per-share liquidation distribution will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking our initial business combination. If we were unable to conclude our initial business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of income taxes payable on such interest and net of up to $2.25 million, subject to adjustment, in interest income on the trust account balance previously released to us to fund working capital requirements, the initial per-share liquidation amount would be $9.80, or $0.20 less than the per-unit offering price of $10.00 (or $9.78, or $0.22 less than the per-unit offering price of $10.00 if the over-allotment option is exercised in full).  In the event we liquidate and if it is subsequently determined the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. We assume that in the event we liquidate we will not have to adopt a plan to provide for payment of claims that may potentially be brought against us. Should this assumption prove to be incorrect, we may have to adopt such a plan upon our liquidation, which could result in the per-share liquidation amount to our stockholders being significantly less than $9.80 per share.  Furthermore, our outstanding warrants are not entitled to participate in a liquidating distribution and the warrants will therefore expire worthless if we liquidate before completing our initial business combination.

If we are unable to consummate our initial business combination, our public stockholders will be forced to wait, at a minimum, the full 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) before receiving liquidation distributions.

We have until the date that is 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus to consummate our initial business combination. If we do not consummate our initial business combination during such time period, we will liquidate in accordance with our amended and restated certificate of incorporation. We have no obligation to return funds to public stockholders prior to such date unless we consummate our initial business combination prior thereto and only then in cases where public stockholders have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete our initial business combination. Further, the trustee may not be able to disburse the funds in our trust account immediately following the expiration of such 24-month period until we have commenced the liquidation process in accordance with our amended and restated certificate of incorporation and Delaware law. If we have not consummated our initial business combination at the expiration of the 24-month period (or 36-month period if stockholders approve an amendment to our amended and restated certificate of incorporation), we will automatically liquidate and dissolve without need of a stockholder vote.

Unlike many other blank check companies, we are permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must consummate an initial business combination to 36 months.  As a result, your funds may be held in the trust account for at least three years.

Unlike many other blank check companies, if we have entered into a definitive agreement within 24 months following the date of this prospectus, we may seek to extend the date before which we must consummate our initial business combination, to avoid being required to liquidate, to up to 36 months by calling a meeting of our stockholders for the purpose of soliciting their approval for an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus. We believe that extending the date before which we must complete our business combination is advisable due to the circumstances involved in the evaluation and closing of a business combination in the various target business industry sectors we have identified in this prospectus (such as financial services and health and wellness).  Such circumstances may include obtaining necessary approvals and complying with the complex regulatory requirements of government agencies, self-regulatory organizations, state securities commissions and attorneys general. If the proposal for the extension is approved by our shareholders as described in this prospectus, we will have up to an additional 12 months beyond the more usual 24-month period with which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for at least three years and thus delay the receipt by you of your funds from the trust account.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of any business combination or an amendment to extend the period of time in which we must complete the initial business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her, or its shares of common stock converted to cash if the stockholder votes against the business combination or the amendment to extend our corporate existence, as the case may be, and the business combination is approved and completed or the amendment to extend our corporate existence is approved, as the case may be. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Shares converted in connection with the vote on an amendment to extend the time period within which we must complete our initial business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Accordingly, if you purchase more than 10% of the shares sold in this offering, vote all of your shares against a proposed business combination or an amendment to extend the period of time in which to complete the initial business combination and such proposed business combination or the amendment to extend our corporate existence, as the case may be, is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We may require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System.  Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would survive past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the proposed extension or the initial business combination is approved. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allow at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If we elect to require physical tender and it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares. The conversion requirements described above could make it more difficult for public stockholders to exercise their conversion rights and less likely that 30% or more of public stockholders will convert.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the Securities and Exchange Commission, which we refer to throughout this prospectus as the SEC, to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, including restricting the transferability of our securities, requiring us to complete an initial business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete an initial business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination.  Other significant differences between an offering under Rule 419 and our offering include the following: under Rule 419 the fair value or net assets of a target business must represent at least 80% of the maximum proceeds, whereas our business combination must only have a fair market value of 80% of the initial amount held in trust; under Rule 419 the warrants could be exercised at any time prior to the consummation of a business combination, whereas our warrants cannot be exercised until the later of the consummation of a business combination or one year from the date of this prospectus; and an investor who took no action upon notice of a potential business combination would be entitled to have all funds returned under Rule 419, whereas a public stockholder who takes no action upon notice of our business combination will not be entitled to the return of funds from the trust account unless we fail to consummate the business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Because there are numerous companies with a business plan similar to ours seeking to effectuate business combinations, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information as of March 2008, approximately 156 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only 48 companies have consummated an initial business combination, while 23 companies have announced they have entered into a definitive agreement for an initial business combination, but have not consummated such business combination, and 13 companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. Accordingly, as of March 2008, there were approximately 72 blank check companies with more than $13.523 billion in trust that are seeking initial business combinations. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of an initial business combination. While some of those companies must complete an initial business combination in specific industries, a number of them may consummate an initial business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate an initial business combination within the required time period.

If the net proceeds of this offering not being held in the trust account, together with the $2.25 million, subject to adjustment, of interest in the trust account which may be released to us for working capital purposes, are insufficient to allow us to operate for at least the next 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation), we may be unable to complete our initial business combination.

We believe that, upon closing of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation), assuming that our initial business combination is not consummated during that time. However, we cannot assure you that our estimate will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

Subsequent to our consummation of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete our initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering, only $100,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $2.25 million, subject to adjustment, of additional working capital we may need to identify one or more target businesses and to complete our initial business combination, as well as to pay any taxes that we may owe.  The imputed interest rate necessary to earn $2.25 million on the proceeds held in trust (net of taxes payable on such interest) is 1.2%.  The proceeds held in the trust account will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds that invest solely in such treasury bills.  As of March 31, 2008, the interest rates on these types of government securities were in the range of approximately 1.3% to 1.5% and interest rates on these types of money market funds were in the range of approximately 1.1% to 1.3%.  If the underwriters determine the size of this offering should be increased it will also result in a proportionate increase in the amount of interest we may withdraw from the trust account.  In addition, if the size of the offering is increased, the per-share conversion or liquidation rate could decrease by as much as approximately $0.02. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our sponsor or management team to operate or may be forced to liquidate. Neither our sponsor nor our management team is under any obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders may be less than approximately $9.80 per share (or approximately $9.78 per share if the over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third party claims against us. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $100,000 of proceeds held outside the trust account and from the up to $2.25 million, subject to adjustment, of interest income earned on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all vendors, prospective target businesses and other entities with which we do business execute valid and enforceable agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements, and the execution of such an agreement is not a condition to our doing business with anyone. Even if they do execute such agreements, they would not be prevented from bringing claims against the trust account. There is also no guarantee that a court would uphold the validity of such waivers and, if a court failed to uphold the validity of such waivers, we would not be indemnified by our sponsor. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time.

Our sponsor has agreed that it will be liable to us if and to the extent any insurance we may procure is inadequate to cover any claims against the trust account by a third party for services rendered or products sold, or by a prospective target business, and the payment of such debts or obligations actually reduces the amounts in the trust account, except as to (i) any claims by a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) of any and all rights to seek access to the trust funds or (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.  Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from our sponsor, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us.  For example, we could be subject to claims from a third party claiming tortious interference as a result of our initial business combination.  In the event that this indemnity obligation arose and our sponsor or Mr. Mancuso did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf. Notwithstanding, it may not be in our best interests to do so if the cost to bring the claim would be greater than the anticipated amount that we would receive if we successfully prosecuted the claim.  Based on representations as to its status as an accredited investor (as such term is defined in Regulation D under the Securities Act) and that it has sufficient funds available to it to satisfy its obligations to indemnify us, we currently believe that our sponsor is of substantial means and capable of funding its indemnity obligations, even though we have not asked it to reserve funds for such an eventuality. However, we cannot assure you that our sponsor will be able to satisfy those obligations. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders and, as a result, the per-share liquidation amount would be less than $9.80 due to claims of such creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts described in this prospectus.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete an initial business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•  restrictions on the nature of our investments; and

•  restrictions on the issuance of securities,

each of which may make it difficult for us to complete an initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•  registration as an investment company;

•  adoption of a specific form of corporate structure; and

•  reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the U.S. Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds that invest solely in such treasury bills. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure it makes reasonable provision for all claims against it, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after we liquidate; therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan of distribution that will reasonably provide for our payment, based on facts known to us at such time, of (i) all existing claims including those that are contingent, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses or assets to acquire, the most likely claims, if any, to arise would be from our vendors that we engage after the closing of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses or assets. If our plan of distribution complies with Section 281(b) of the Delaware General Corporation Law, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share or the amount distributed to the stockholder. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to instruct the trustee to distribute the then-remaining proceeds held in the trust account to our public stockholders promptly after our liquidation in the event our initial business combination has not been consummated within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation), such distributions may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Also, our board of directors may be viewed as having breached its fiduciary duties to our creditors and/or acting in bad faith by paying public stockholders from the trust account prior to addressing the claims of creditors, which may expose the board and our company to claims of punitive damages. We cannot assure you that claims will not be brought against us for these reasons.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants at the time that our warrant holders exercise their warrants, an effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to expire worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to the common stock. Under the terms of the warrant agreement, we have agreed to use our best efforts to file and have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants from the date the warrants became exercisable and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by net cash settlement or otherwise.  If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, we will have no obligation to settle the warrants for cash, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

Because the sponsor warrants were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of the sponsor warrants would be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. However, the warrant agreement will provide that the sponsor warrants will not be able to be exercised unless the holders of the warrants held by the public stockholders are able to exercise their warrants as a result of a current registration statement covering the shares issuable upon the exercise of such public warrants.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following the later of our completion of an initial business combination or 12 months from the date of this prospectus), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Since we have not yet selected a particular industry or target business with which to complete our initial business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate our initial business combination with a company in any industry, even though we intend to focus our efforts in identifying prospective target businesses to the branded products, financial services, health and wellness, non-fashion retailing and specialty manufacturing industries in the United States and Europe.  Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete our initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against our initial business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against our initial business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of stockholders vote for the proposed initial business combination. Alternatively, a proposal that you vote for could still be rejected, even if approved by the majority of votes cast by our public stockholders, if holders owning more than up to 30% (minus one share) of our outstanding shares of common stock sold in this offering elect to exercise their conversion rights.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of acquisition candidates or the fairness of the transaction to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public stockholders. In addition, we are not required to obtain an opinion from an unaffiliated third party that any initial business combination we select has a fair market value of at least 80% of the initial amount held in the trust account (less deferred underwriting commissions), the threshold value to constitute our initial business combination.

The fair market value of the target business will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential revenues, earnings and cash flow and/or book value).  If our board of directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criteria, we will obtain an opinion from an unaffiliated, independent investment banking firm which is subject to oversight by the Financial Industry Regulatory Authority as to the fair market value. It is unlikely that our board of directors will be unable to independently determine that a target business has a sufficient fair market value to meet the threshold criteria, however, such a situation may arise where a target business’ accounting is complex or controversial.   We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with threshold criterion.  If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

We may issue additional common or preferred shares to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination, which would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation authorizes the issuance of up to 150,000,000 shares of common stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering, there will be 131,250,000 (assuming that the underwriters have not exercised their over-allotment option) authorized but unissued shares of common stock available for issuance. We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination. The issuance of additional shares of common or preferred stock:

•  may significantly dilute the equity interest of investors in this offering;

•  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•  could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•  may adversely affect prevailing market prices for our common stock and/or warrants.

If we issue debt securities to acquire or finance a target business, our liquidity may be adversely affected and the combined business may face significant interest expense.

We may elect to enter into a business combination that requires us to issue debt securities as part of the purchase price for a target business. If we issue debt securities, such issuances may result in an increase in interest expense for the post-combination business and may adversely affect our liquidity in the event of:

•  a default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay principal and interest obligations on our debt;

•  an acceleration, which could occur even if we are then current in our debt service obligations if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and such covenants are breached without waiver or renegotiation;

•  a required immediate payment of all principal and accrued interest, if any, if the debt securities are payable on demand; or

•  our inability to obtain any additional financing, if necessary, if the debt securities contain covenants restricting our ability to incur indebtedness.

For a more complete discussion of alternative structures for a business combination and the possibility that we may incur debt to finance our initial business combination, please see “Proposed Business—Effecting our initial business combination—Selection of a target business and structuring of our initial business combination.”

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control, such as if a majority of our stockholders do not approve an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence or the number of our public stockholders that vote against the business combination and opt to have us repurchase their stock represent more than 30% (minus one share) of our outstanding shares of common stock sold in this offering, even if holders of a majority of votes cast by our public stockholders at a duly held stockholders meeting approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We are dependent upon Mr. Mancuso and his loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, upon our founder, chairman of the board, and chief executive officer, Mr. Mancuso. We believe that our success depends on the continued service of Mr. Mancuso, at least until we have consummated an initial business combination. In addition, Mr. Mancuso is not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, Mr. Mancuso. The unexpected loss of the services of Mr. Mancuso could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key management personnel.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key management personnel. The role of our key management personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following an initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after an initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key management personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following an initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key management personnel may be able to remain with us after the consummation of an initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of an initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with the combined company after the consummation of an initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate our initial business combination, our officers, directors and their respective affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital. These amounts are based on management’s estimates of the funds needed to finance our operations for the next 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our officers and directors may, as part of any business combination, negotiate the repayment by the target of some or all of any such expenses. We do not have a policy that prohibits our officers and directors from negotiating for the reimbursement of such expenses by a target business. If the owners of the target business do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers or directors could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

The officers and directors of an acquisition candidate may resign upon consummation of an initial business combination.

The role of an acquisition candidate’s key personnel upon the consummation of an initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following an initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate an initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of an initial business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate an initial business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

In the event that any of our officers becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has fiduciary or pre-existing contractual obligations, he or she would not be required to present such opportunity to us under the right of first review.

The Dellacorte Group LLC has agreed, until the earliest of our initial business combination or our liquidation, to present to our company for consideration, any business combination opportunity of which it becomes aware with a fair market value of $115.0 million or more prior to proceeding with such opportunity.  Further, each of our officers and directors has agreed, until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $115.0 million or more, subject to any fiduciary or pre-existing contractual obligations he or she might have.  Mr. Mancuso has a fiduciary duty of loyalty to the other members of The Dellacorte Group LLC.  In addition, Messrs. Verdonck and Ledwick currently have certain fiduciary duties that may take priority over their duties to us, as more fully discussed in “Management—Conflicts of Interest” on page 92.

Our officers and directors may become involved with subsequent blank check companies similar to our company, although our officers have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus. As discussed above, our officers may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

An entity affiliated with our chairman owns shares of our common stock that were issued prior to this offering and Mr. Mancuso has agreed to purchase warrants simultaneously with the closing of this offering. These shares and warrants will not participate in liquidation distributions if our initial business combination is not consummated and, therefore, our chairman may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Our chairman, Mr. Mancuso, is affiliated with our sponsor, Dellacorte Holdings LLC, a Delaware limited liability company.  Mr. Mancuso has agreed to purchase sponsor warrants simultaneously with the closing of this offering. The Dellacorte Group LLC is the sole member of our sponsor. Currently, the sole business purpose of Dellacorte Holdings LLC is to act as our sponsor in connection with this offering. Our sponsor has waived its rights to receive distributions with respect to the founder’s shares upon our liquidation if we are unable to consummate an initial business combination. Any permitted transferees of the founder’s shares will also waive such rights.  Accordingly, the founder’s shares will be worthless if we do not consummate our initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus. The sponsor warrants will also expire worthless if we fail to consummate our initial business combination within such time period. Furthermore, the approximately $3.5 million purchase price of the sponsor warrants will be held in the trust account and will be distributed to our public stockholders in the event of our liquidation.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing an initial business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, but we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•  a limited availability of market quotations for our securities;

•      a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•  a limited amount of news and analyst coverage for our company; and

•  a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our initial business combination must be with a target business having a fair market value of at least 80% of the initial amount held in the trust account (excluding deferred underwriting discounts and commissions), although this may entail the simultaneous acquisitions of several businesses or assets at the same time. However, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•  solely dependent upon the performance of a single business, or

•  dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to an initial business combination.

Alternatively, if we determine to simultaneously acquire several businesses or assets, which are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations. We may seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us including the lack of available information about these companies.

In pursuing our acquisition strategy, we may seek to effect our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required subsequently to take write downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. We may have limited time to conduct such due diligence due to the requirement that we complete our initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the consummation of this offering. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will uncover all material issues relating to a particular target business, or that factors outside of the target business and outside of our control will not later arise.

If our diligence fails to identify issues specific to a target business or the environment in which the target business operates, we may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

The ability of our public stockholders to exercise their conversion rights may not allow us to consummate a desirable initial business combination or optimize our capital structure.

When we seek the approval of our public stockholders for our initial business combination, each public stockholder will have the right to elect to convert its shares for cash if such public stockholder votes against our initial business combination and our initial business combination is approved and completed and the public stockholder holds its shares through the closing of our initial business combination. Such holder must both vote against such business combination and elect to convert its shares by notifying us of such election to convert at the appropriate time, as described in the proxy materials. We will be permitted to proceed with our initial business combination if we are able to confirm that we have sufficient funds to pay the consideration to close the business combination plus all sums due to our public stockholders who vote against the business combination and duly exercise their right to elect to convert their shares for cash. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may be required to incur an amount of leverage that is not optimal for our business combination. In addition, we will not consummate an initial business combination if holders of more than 30% (minus one share) of our outstanding shares of common stock purchased in this offering exercise their conversion rights. These restrictions may limit our ability to consummate the most attractive business combinations available to us.

We may proceed with an initial business combination even if public stockholders owning up to 30% (minus one share) of the shares sold in this offering exercise their conversion rights, on a cumulative basis. This requirement may make it easier for us to have an initial business combination approved over stockholder dissent.

When we seek stockholder approval for the amendment to extend our corporate existence, if any, and our initial business combination, we will offer each public stockholder (other than our initial stockholders) the right to have its common stock converted to cash if the stockholder votes against the amendment to extend our corporate existence or business combination, as the case may be, and such proposal is approved and, in the case of the business combination, it is also consummated. We will consummate our initial business combination only if (i) the initial business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in this offering both vote against the business combination and exercise their conversion rights as described in this prospectus (including any shares previously converted in connection with a vote, if any, on the amendment to extend our corporate existence), provided that a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Shares converted in connection with the vote on an amendment to extend the time period within which we must complete our initial business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Accordingly, public stockholders holding up to 4,499,999 shares of our common stock may both vote against the initial business combination or the amendment to extend our corporate existence, as the case may be, and exercise their conversion rights and we could still consummate a proposed initial business combination. We have set the conversion percentage at 30% and limited the percentage of shares that a public stockholder, together with any of his, her or its affiliates or other persons with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities can convert in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing an initial business combination that is otherwise approved by a large majority of our public stockholders. However, this may have the effect of making it easier for us to have an initial business combination approved over a stockholder dissent. While there are several other offerings similar to ours that include conversion provisions greater than 20%, the 20% threshold has generally been common for offerings similar to ours. Because we permit a larger number of public stockholders to exercise their conversion rights and have limited the percentage of shares that they, together with any of their affiliates or other persons with whom they are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities can convert, it will make it easier for us to have an initial business combination approved over stockholder dissent.

The ability of a large number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

Our initial business combination may require us to use substantially all of our cash to pay the purchase price. In such case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following an initial business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

Because of our limited resources and structure, we may not be able to consummate an attractive initial business combination.

We expect to encounter intense competition from entities in addition to blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses or assets. Furthermore, the obligation we have to seek stockholder approval of our initial business combination may delay the consummation of a transaction and our obligation to convert into cash up to 30% of the shares of common stock held by public stockholders (minus one share) in certain instances may materially reduce the resources available for an initial business combination.  Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating an initial business combination. Because, as of March 2008, only 71 of the 156 blank check companies that have gone public in the United States since August 2003 have either consummated an initial business combination or entered into a definitive agreement for an initial business combination and seven companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate our initial business combination with a target business within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus, we will be forced to liquidate.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us for an initial business combination, will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, or the obligation to repurchase for cash a significant number of shares from stockholders who elect conversion in connection with our initial business combination, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. Even if we do not need additional financing to consummate our initial business combination we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after an initial business combination.

Our sponsor, which is an entity affiliated with Robert F. Mancuso, our chairman of the board and chief executive officer, controls a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon closing of this offering, our sponsor (an entity affiliated with Mr. Mancuso) will own 20.0% of our issued and outstanding shares of common stock (assuming it does not purchase any units in this offering). Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of an initial business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsor will continue to exert control at least until the consummation of our initial business combination. Neither the sponsor, or to our knowledge, any of our officers or directors, has any current intent to purchase additional securities, other than as disclosed in this prospectus. In the event that our initial stockholders purchase any additional shares of our common stock, they will vote any such shares acquired by them in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination.  In addition, the officers and directors will agree to vote any additional shares of our common stock acquired following this offering in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Thus, additional purchases of shares of our common stock by our directors, officers or initial stockholders would likely allow them to exert additional influence over the approval of our initial business combination. Factors that would be considered by in making such additional purchases would include consideration of the current trading price of our common stock.

Our initial stockholders paid us an aggregate of $25,000, or $0.006 per founder’s share and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founder’s shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 31.1% or $3.11 per share (the difference between the pro forma net tangible book value per share of $6.89, and the initial offering price of $10.00 per unit).

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the sponsor warrants will be redeemable by us so long as they are held by Mr. Mancuso or his permitted transferees.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect an initial business combination.

We will be issuing warrants to purchase 15,000,000 shares of our common stock (or up to 17,250,000 shares of common stock if the underwriters’ over-allotment option is exercised) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement sponsor warrants to purchase 3,475,000 shares of common stock. The sponsor warrants are identical to the warrants sold as part of the units in this offering except that (i) they will not be redeemable by us and may be exercised at the holder’s election on a cashless basis so long as they are held by Mr. Mancuso or his permitted transferees and (ii) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until after the completion of our initial business combination.

The determination of the offering price of our units is arbitrary.

Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us.

The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the initial amount held in our trust account (excluding deferred underwriting discounts and commissions).

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our stockholders with target business financial statements, we may not be able to complete an initial business combination with some prospective target businesses.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

If we effect an initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect an initial business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•  rules and regulations or currency conversion or corporate withholding taxes on individuals;

•  tariffs and trade barriers;

•  regulations related to customs and import/export matters;

•  longer payment cycles;

•  tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•  currency fluctuations and exchange controls;

•  challenges in collecting accounts receivable;

•  cultural and language differences;

•  employment regulations;

•  crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•  deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect an initial business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect an initial business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•  upon closing of this offering, $147.0 million, or approximately $168.7 million if the underwriters’ over-allotment option is exercised in full (including approximately $3.5 million from the sale of the sponsor warrants and approximately $4.9 million in deferred underwriting commissions or approximately $5.6 million if the underwriters over-allotment option is exercised in full), will be placed into the trust account;

•  if our initial business combination is not consummated within 24 months of the date of this prospectus (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation), then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware General Corporation Law and any net assets remaining outside the trust account) on a pro rata basis to all of our public stockholders;

•  we shall submit any proposed business combination to our stockholders for approval prior to consummating our initial business combination;

•  public stockholders who exercise their conversion rights and vote against a proposed extension or our initial business combination may convert their shares into a pro rata share of the aggregate amount then on deposit in the trust account;

•  we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the initial amount held in trust (excluding deferred underwriting commissions of approximately $4.9 million or approximately $5.6 million if the underwriters’ over-allotment option is exercised in full);

•  we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•  prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on an initial business combination;

•  we will consummate our initial business combination only if (i) the initial business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in this offering both vote against the business combination and exercise their conversion rights (on a cumulative basis, including shares converted in connection with our seeking stockholder approval for the amendment to extend our corporate existence, if applicable) as described below, and (iv) we have confirmed that we have sufficient cash resources to pay both (x) the consideration required to close our initial business combination, and (y) the cash due to public stockholders who vote against the business combination and who exercise their conversion rights;

•  if a proposed initial business combination is approved and consummated, public stockholders who voted against the initial business combination and exercised their conversion rights may convert their shares into cash at the conversion price on the closing date of such initial business combination, provided that a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit;

•  if we do not consummate our initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation), our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

•  if the amendment to extend our corporate existence is approved, public stockholders who voted against such proposal and exercised their conversion rights may convert their shares into cash at the conversion price on the date of such meeting of stockholders, provided that a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering;

•  our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•  the audit committee shall review and approve all payments made to our initial stockholders, officers, directors, special advisors to The Dellacorte Group LLC and our and their affiliates, including The Dellacorte Group LLC and its employees and independent contractors, other than the payment of an aggregate of $10,000 per month to The Dellacorte Group LLC for office space, administrative services and secretarial support, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and

•  we will not enter into any initial business combination with any entity that is affiliated with any of our officers, directors, initial stockholders or their affiliates, including The Dellacorte Group LLC, or any entity in which any of our officers, directors, initial stockholders or their affiliates has a financial interest exceeding $100,000.

Our amended and restated certificate of incorporation requires that we obtain the vote of our board of directors and the unanimous vote of our stockholders, by a vote of all outstanding shares at a meeting of stockholders, to amend the above-described provisions prior to the consummation of our initial business combination (except for the provision with respect to the termination of our corporate existence after 24 months, which may be amended without unanimous consent, only in connection with the consummation of our initial business combination or in connection with an extension of our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus).

However, the validity of unanimous consent provisions under Delaware law has not been settled. This unanimous consent requirement is more stringent than the minimum stockholder consent requirement under Delaware law, and a court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders.

Provisions in our amended and restated certificate of incorporation may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

The grant of registration rights to our initial stockholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders can demand that we register the resale of the founder’s shares, sponsor warrants and any shares of common stock issuable upon the exercise of the sponsor warrants.  The registration rights will be exercisable with respect to the initial stockholder’s shares at any time after the date on which the relevant securities are no longer subject to transfer restrictions, and with respect to the warrants and the underlying shares of common stock after the warrants become exercisable by their terms.  We will bear the cost of registering these securities.  If our initial stockholders exercise their registration rights in full, there will be an additional 4,312,500 shares of common stock and up to 3,475,000 shares of common stock issuable on exercise of the warrants eligible for trading in the public market.  The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock.  In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude.  This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders are registered.

There may be tax consequences to our business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

If adjustments are made to the warrants, you may be deemed to receive a taxable distribution without the receipt of any cash.

U.S. holders of units or warrants may, in certain circumstances, be deemed to have received distributions includible in income if adjustments are made to the warrants, even though holders would not have received any cash or property as a result of such adjustments.  In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to you.  In addition, non-U.S. holders of units or warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements.  If, at any time during the period a U.S. holder holds warrants, however, we were to pay a taxable dividend and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to such holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder.  U.S holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants.  See “Material U.S. Federal Tax Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•  our ability to complete our initial business combination;

•  our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•  our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•  our potential ability to obtain additional financing to complete our initial business combination;

•  our pool of prospective target businesses;

•  the ability of our officers and directors to generate a number of potential investment opportunities;

•  potential change in control if we acquire one or more target businesses for stock;

•  our public securities’ potential liquidity and trading;

•  the listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange or any other securities exchange following an initial business combination;

•  the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•  our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” beginning on page 25. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 15,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsor warrants (all of which will be deposited into the trust account), will be as set forth in the following table.

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Offering gross proceeds	$150,000,000	$172,500,000
Proceeds from sale of sponsor warrants	3,475,000	3,475,000
Total gross proceeds	$153,475,000	$175,975,000
Offering expenses(1)
Underwriting commissions (7% of offering gross proceeds)(2)	$10,500,000	$12,075,000
Legal fees and expenses	325,000	325,000
Printing and engraving expenses	160,000	160,000
Accounting fees and expenses	100,000	100,000
American Stock Exchange fees	70,000	70,000
Miscellaneous expenses	95,000	95,000
Total offering expenses	$11,250,000	$12,825,000
Proceeds after expenses	$142,225,000	$163,150,000
Net offering proceeds held in trust	142,125,00	163,050,000
Deferred underwriting discounts and commissions held in trust	4,875,000	5,606,250
Total held in trust	$147,000,000	$168,656,250
% of public offering size	98.0%	97.8%
Net offering proceeds not held in trust	$100,000	$100,000

Use of net proceeds not held in trust account and up to
$2,250,000, subject to adjustment, of interest earned on
our trust account (net of taxes payable) that may be
released to us to cover operating expenses

	Amount	% of Total
Legal, accounting and other expenses in connection with any business combination	$675,000	30.0%
Legal and accounting fees related to regulatory reporting obligations	100,000	4.4
Payment for office space, administrative and support services	240,000	10.7
Working capital to cover miscellaneous expenses	1,235,000	54.9
Total	$2,250,000	100.0%

_______________
(1)
In addition, a portion of the offering expenses have been paid from the proceeds of a $125,000 loan from our sponsor, as described in this prospectus. This loan will be repaid upon consummation of this offering out of the proceeds of this offering not held in the trust account.

(2)
The underwriters have agreed to defer approximately $4.9 million of their underwriting commissions (or approximately $5.6 million if the over-allotment option is exercised in full), which equals 3.25% of the gross proceeds of this offering, until consummation of the initial business combination. Upon consummation of our initial business combination, approximately $4.9 million, which constitutes the underwriters’ deferred commissions (or approximately $5.6 million if the underwriters’ over allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs, general corporate purposes, payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital.

If the underwriters determine the size of this offering should be increased it will also result in a proportionate increase in the amount of interest we may withdraw from the trust account.  In addition, if the size of the offering is increased, the per-share conversion or liquidation rate could decrease by as much as approximately $0.02.

A total of $147.0 million (or $168.7 million if the underwriters’ over-allotment option is exercised in full), of the net proceeds from this offering and the sale of the sponsor warrants described in this prospectus, including approximately $4.9 million (or approximately $5.6 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions will be placed in a trust account at J.P. Morgan Chase, N.A. with Continental Stock Transfer & Trust Company, as trustee and will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds that invest solely in such treasury bills. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the U.S. Investment Company Act of 1940.  Except for a portion of the interest income that may be released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation.

Commencing on the date of this prospectus, we have agreed to pay The Dellacorte Group LLC, an affiliate of our sponsor and Mr. Mancuso, a monthly fee of $10,000 for office space, administrative services and secretarial support. This arrangement is being agreed to by Mr. Mancuso for our benefit and is not intended to provide Mr. Mancuso compensation in lieu of salary or other remuneration because it is anticipated that the expenses to be paid by Mr. Mancuso will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Interest income of up to $2.25 million, subject to adjustment, on the trust account balance (net of taxes payable) may be released to us from the trust account to fund a portion of our working capital requirements. To the extent that the underwriters exercise their over-allotment option, the maximum amount of interest income we may withdraw from the trust account will proportionately increase up to approximately $2.59 million. We will use such proportionate increase in interest income to cover our working capital expenses. While we currently do not know what our future working capital expenses will be and while they will not necessarily be proportionate to the size of the offering, we believe that any additional interest income released to us would facilitate our ability to finance the exploration and consideration of a greater number of potential acquisition targets.

We believe that amounts not held in trust as well as the interest income of up to $2.25 million (or $2.59 million if the underwriters exercise their over-allotment option) earned on the trust account balance (net of taxes payable) that may be released to us will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an initial business combination.  However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

As of the date of this prospectus, our sponsor, has advanced to us a total of $125,000 to be used for a portion of the expenses of this offering. These advances are non-interest bearing, unsecured and are due at the earlier of December 31, 2008 or the closing of this offering. The loan will be repaid out of the proceeds of this offering not being placed in the trust account.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination. After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board will declare any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our initial business combination may restrict or prohibit payment of dividends. In the event that we do issue dividends, our board of directors will determine the dates on which any entitlements to dividends arise, the methods of calculating such dividends and the cumulative or non-cumulative nature of dividend payments.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the sponsor warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsor warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be repurchased for cash), by the number of outstanding shares of our common stock.

At March 31, 2008, our net tangible book value deficit was $264,173, or approximately $0.07 per share of common stock. After giving effect to the sale of 15,000,000 of common stock included in the units we are offering by this prospectus, the sale of the sponsor warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at March 31, 2008 would have been $98,150,010 or $6.89 per share, representing an immediate increase in net tangible book value of $6.96 per share to the initial stockholders as of the date of this prospectus and an immediate dilution of $3.11 per share or 31.1% to our public stockholders.  If the underwriters exercise the over-allotment option in full, our pro forma net tangible book value at March 31, 2008 would have been $112,578,135 or $7.11 per share, representing an immediate increase in net tangible book value of $7.13 per share to the initial stockholders as of the date of this prospectus and an immediate dilution of $2.89 per share or 28.9% to our public stockholders.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.07)
Increase attributable to public stockholders	$6.96
Pro forma net tangible book value after this offering and the sale of the sponsor warrants		$6.89
Dilution to public stockholders		$3.11

The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Shares Purchased			Total Consideration
						Average Price Per Share
	Number		Percentage	Amount	Percentage
Initial Stockholders	3,750,000	(1)	20.0%	$25,000	0.017%	$0.007
Public Stockholders	15,000,000		80.0%	150,000,000	99.983%	$10.00
	18,750,000		100.0%	$150,025,000	100.000%	$8.00

__________________
(1)	Assumes no exercise of the over-allotment option and the resulting forfeiture of 562,500 founder’s shares held by our initial stockholders.

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and sale of the sponsor warrants	$(264,173)
Proceeds from this offering and sale of the sponsor warrants	142,225,000	(1)
Offering costs excluded from net tangible book value before this offering	289,173
Less: Proceeds held in trust subject to conversion to cash ($9.80 × 4,499,999 shares)	44,099,990
	$98,150,010
Denominator:
Shares of common stock outstanding prior to this offering	3,750,000	(1)
Shares of common stock included in the units offered	15,000,000
Shares of common stock included in the private placement units offered	0
Less: Shares subject to conversion	(4,499,999)
	14,250,001

_______________
(1)	Assumes no exercise of the over-allotment option and the resulting forfeiture of 562,500 founder’s shares held by our initial stockholders.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2008 and as adjusted to give effect to the sale of our units and the sponsor warrants and the application of the estimated net proceeds derived from the sale of such securities:

	March 31, 2008
	Actual	As Adjusted(1)
	(Unaudited)
Accrued expenses	$222,353	$—
Deferred underwriting commissions	—	4,875,000
Notes payable to affiliate(2)	125,000	—
	212,904	4,875,000
Common stock, 0 and 4,499,999 of which are subject to possible conversion at conversion value(3)	—	44,099,990
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 15,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 4,312,500 shares issued and outstanding, 18,750,000 shares issued and outstanding, as adjusted (excluding 4,499,999 shares subject to possible conversion)	4,312	14,250	(4)
Additional paid-in capital	20,688	98,135,760
Deficit accumulated during the development stage	—	—
Total stockholders’ equity	25,000	98,150,010
Total capitalization	$372,353	$147,125,000

_______________
(1)	Includes approximately $3.5 million we will receive from the sale of the sponsor warrants.

(2)
Note payable to affiliate is a promissory note issued in the amount of $125,000 in the aggregate to our sponsor. The note is non-interest bearing and is payable on the earlier of December 31, 2008 or the consummation of this offering.

(3)
If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 30% (minus one share) of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.80 per share (or approximately $9.78 per share if the underwriters’ over-allotment option is exercised in full)), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering. We will not consummate any business combination if holders of more than 30% (minus one share) of our outstanding shares of common stock sold in this offering exercise their conversion rights.

(4)	Assumes the over-allotment option has not been exercised and an aggregate of 562,500 founder’s shares held by our sponsor have been forfeited.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

We are a blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our initial business combination. Our efforts in identifying prospective target businesses will not be limited to a particular industry; however, we intend to focus our efforts in identifying prospective target businesses to the branded products, financial services, health and wellness, non-fashion retailing and specialty manufacturing industries in the United States and Europe.  We intend to effect our initial business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in an initial business combination:

•  may significantly dilute the equity interest of investors in this offering;

•  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•  could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•  may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of our company; and

•  may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•  default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•  acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•  our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

As indicated in the accompanying unaudited financial statements, at March 31, 2008, we had $83,180 in cash and deferred offering costs of $289,173.  Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. Our management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder’s shares to our sponsor and a loan from our sponsor in the amount of $125,000. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $750,000, but including deferred underwriting commissions of approximately $4.9 million (or approximately $5.6 million if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the sponsor warrants for a purchase price of approximately $3.5 million, will be approximately $147.1 million (or $168.8 million if the underwriters’ over-allotment option is exercised in full). Approximately $147.0 million (or approximately $168.7 million if the underwriters’ over-allotment option is exercised in full), will be held in trust, which includes approximately $4.9 million (or approximately $5.6 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions. The remaining $100,000 will not be held in trust.

We may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating an initial business combination, to fund the purchase of other companies or for working capital.

We will use substantially all of the net proceeds of this offering in connection with acquiring one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the initial business combination. To the extent we use our capital stock in whole or in part as consideration for an initial business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights and deferred underwriting commissions paid to the underwriters) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations and for strategic acquisitions. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

As a recently formed blank check company, we currently do not have sufficient working capital for the next 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation). We intend to obtain such working capital through this offering and interest income of up to $2.25 million, subject to adjustment, on the balance (net of taxes payable) of the trust account to be released to us for working capital requirements, which we believe will be sufficient to allow us to operate for at least the next 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation), assuming our initial business combination is not completed during that time. If the underwriters’ over-allotment option is exercised in full, the amount of interest income we may withdraw will be increased to approximately $2.59 million. If the underwriters determine the size of this offering should be increased it will also result in a proportionate increase in the amount of interest we may withdraw from the trust account. In addition, if the size of the offering is increased, the per-share conversion or liquidation rate could decrease by as much as approximately $0.02.  We expect our primary liquidity requirements during that period to include approximately $562,500 for legal, accounting and other expenses associated with structuring, negotiating and documenting business combinations; $240,000 for office space, administrative services and support payable to The Dellacorte Group LLC, an affiliate of our sponsor and Robert F. Mancuso, our chairman of the board and chief executive officer, representing $10,000 per month for up to 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation); $100,000 for legal and accounting fees related to regulatory reporting requirements; and approximately $1.2 million for general working capital that will be used for miscellaneous expenses and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section of this prospectus entitled “Use of Proceeds.”

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to the consummation of out initial business combination, although we may seek such additional financing. However, we will rely on the funds available to us outside of the trust account and interest earned of up to $2.25 million, subject to adjustment, on the trust account to fund such expenditures and if our estimates of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for an initial business combination may have internal controls that need improvement in areas such as:

•  staffing for financial, accounting and external reporting areas, including segregation of duties;

•  reconciliation of accounts;

•  proper recording of expenses and liabilities in the period to which they relate;

•  evidence of internal review and approval of accounting transactions;

•  documentation of processes, assumptions and conclusions underlying significant estimates; and

•  documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Related Party Transactions

On November 7, 2007, our sponsor purchased 4,312,500 founder’s shares for an aggregate purchase price of $25,000. The Dellacorte Group LLC is the sole member of our sponsor.  Robert F. Mancuso, our chairman of the board and chief executive officer, is the managing member of The Dellacorte Group LLC.

As of the date of this prospectus, our sponsor has advanced on our behalf a total of $125,000 for payment of offering expenses. This advance is non-interest bearing, unsecured and is due at the earlier of December 31, 2008 or the closing of this offering. The loan will be repaid out of the proceeds of this offering not placed in the trust account. We are also obligated, commencing on the date of this prospectus, to pay The Dellacorte Group LLC, an affiliate of our sponsor and Mr. Mancuso, a monthly fee of $10,000 for office space, administrative services and secretarial support.

Mr. Mancuso has agreed to purchase an aggregate of 3,475,000 sponsor warrants from us at a price of $1.00 per warrant (approximately $3.5 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The approximately $3.5 million proceeds from the private placement will be added to the proceeds of this offering and placed in a trust account at JP Morgan Chase, N.A. with Continental Stock Transfer & Trust Company as trustee. If we do not complete an initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus, the approximately $3.5 million proceeds from the sale of the sponsor warrants will be part of the liquidating distribution to our public stockholders and the sponsor warrants will expire worthless.

The sponsor warrants are identical to the warrants included in the units sold in this offering except that the sponsor warrants: (i) will not be redeemable by us so long as they are held by Mr. Mancuso or his permitted transferees, (ii) will be subject to certain transfer restrictions and (iii) may be exercised for cash or on a cashless basis at the holders election, as described in this prospectus.

Mr. Mancuso has agreed not to transfer, assign or sell any of the sponsor warrants, including the common stock issuable upon exercise of the sponsor warrants (except as described under “Principal Stockholders—Transfers of Common Stock and Warrants by Our Initial Stockholders”), until after the completion of our initial business combination.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a newly organized blank check company formed under the General Corporation Law of the State of Delaware, for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our initial business combination. While our efforts in identifying a prospective target business will not be limited to a particular industry or location, we intend to focus our efforts in identifying prospective target businesses to the branded products, financial services, health and wellness, non-fashion retailing and specialty manufacturing industries in the United States and Europe that may provide significant opportunity for growth.

Business Strategy

While our efforts in identifying a prospective target business will not be limited to a particular industry, we intend to focus our efforts on the following industries corresponding with the industrial focus of The Dellacorte Group LLC:

Branded Products.  We believe that consumer and commercially branded products that command a premium in the market by virtue of their brand recognition have offered, and continue to offer, attractive investment opportunities.  Our goal is to identify companies with brands that have the potential for expansion into new geographic or otherwise underdeveloped markets due to demographic shifts, or product line extensions, or in other cases have simply been neglected within the portfolio of a larger company.

Financial Services.  The financial services sector encompasses, but is not limited to, commercial banks, consumer finance companies, specialty finance companies, insurance companies, leasing companies, private banks, trust banks, wealth management firms, traditional asset management firms and alternative asset managers.  We will also seek business combination targets from financial technology and processing firms which benefit from the overall growth of the financial services sector and ever-increasing demands of data processing and regulatory requirements.

Health and Wellness.  The health and wellness sector encompasses products and services that respond to fundamental shifts in the American economy — increasing health care spending, an aging population, mounting recognition that “preventable illness” reduces long term medical expenses, growing disposable income among certain sectors, and an increased focus on being “healthy.”

Non-Fashion Retailing.  Specialty retailers typically have recognizable brands and a loyal customer base and have increased in market shares versus other retail categories, such as department stores.  Examples of potential opportunities in this sector include retailers in the home furniture and furnishings, specialty foods, and luxury goods sectors.

Specialty Manufacturing.  We believe that specialty manufacturing companies also often offer attractive investment opportunities. These companies typically maintain a special market position through custom and often proprietary products targeted to their customer’s needs. These companies often possess a competitive advantage based upon utilization of their assets, market knowledge and manufacturing prowess.  Our goal is to identify and invest in companies with underutilized and undervalued opportunities for products, market positions distribution channels, or sourcing alternatives in other geographical regions.

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into an initial business combination with a target business that does not meet these criteria and guidelines.

•  Established Companies with Proven Track Records.  We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results. We do not intend to acquire start-up companies.

•  Companies with Strong Free Cash Flow Characteristics.  We will seek to acquire companies that have a history of strong, stable free cash flow generation. We will focus on companies that have predictable, recurring revenue streams and an emphasis on low working capital and capital expenditure requirements.

•  Strong Competitive Industry Position.  We will seek to acquire businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

•  Experienced Management Team.  We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our officers and directors will complement, not replace the target’s management team.

•  Diversified Customer and Supplier Base.  We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitive position.

Competitive Strengths

We believe we have the following competitive strengths:

Management Expertise

We will seek to capitalize on the significant investing experience and contacts of our management team, including the more than 25 years of private equity experience of Robert F. Mancuso, our chairman of the board and chief executive officer. Mr. Mancuso began his investment banking career with Lazard Frères & Co. in 1975. He later joined the mergers and acquisitions department of Merrill Lynch & Co. in 1980. Mr. Mancuso helped found Merrill’s leveraged buyout business in 1981. In 1985 he was elected the first President and Chief Executive Officer of Merrill Lynch Capital Partners Inc., the subsidiary of Merrill Lynch established to oversee the investment activities of the first Merrill Lynch equity fund, Merrill Lynch Capital Appreciation Fund I, a $400 million equity pool raised from 42 institutional investors.  After the first Merrill Fund had largely been invested, Mr. Mancuso left in 1988 to found Mancuso & Company, a middle market private equity firm which focused on the purchase of family-held businesses and divisions of publicly-held companies, and raised a $112.0 million fund.  From March 2002 to March 2006, Mr. Mancuso was a director of Dictaphone Corporation.  In March 2005, he was elected to serve as Non-Executive Chairman of the Board in connection with the assessment of strategic alternatives culminating in a restructuring of the company and its acquisition by Nuance Communications, Inc. in March 2006. Over the past 25 years, Mr. Mancuso has had a leadership role in fourteen leveraged buyout transactions ranging in size from $60 million to $2.2 billion involving over $7.5 billion in financing.

Our president, Ferdinand L.J. Verdonck, was a Managing Director at Almanij Group from 1992 to 2003. He has worked in European finance and industry for many years. From 1984 to 1992, he served in various senior executive capacities with N.V. Bekaert S.A., both in Belgium and New York City. Mr. Verdonck was a Senior Vice President at Lazard Freres & Co., L.L.C. in New York from 1977 to 1984, having previously served as an international banking Officer at Continental Illinois Bank in Chicago. He serves as an Independent Director at

Galapagos NV since May 2005. He has been a Director at Fleming Continental European Investment Trust PLC since 1998 and serves as a Member of Audit Committee in the firm. Mr. Verdonck has been the Chairman of the Board of Banco Urquijo since 1998; the Chairman of EASDAQ (formerly NASDAQ Europe) since 2001; and a Board Member of Phoenix Funds; Dictaphone Corporation, Groupe SNEF, and Laco Information Services. He has served as a Director at Gevaert N.V. from 1992 to 2003 and serves as a Member of Executive Committee in the firm. He served as a Director at Kredietbank SA Luxembourgeoise from 1992 to 2003. He also served as a Director at KBC Bank & Insurance Holding Company N.V., KBC Bank N.V., KBC Insurance N.V. from 1992 to 2003 and at various affiliated companies in the group. Mr. Verdonck served as a Director at Phoenix Investment Partners Ltd. from 1995 to 2001.

Our chief financial officer, Tim S. Ledwick, has over twenty-five years of experience in accounting, finance and operations; in both public and private companies. He brings over 10 years of experience as a CFO in public and quasi-public companies involved in the technology and financing sectors. He was the past CFO at Cityscape Financial Corp. and Cross Media Marketing Corporation. Additionally, Mr. Ledwick has had extensive experience in corporate restructurings most recently as the Chief Financial Officer of Lernout and Hauspie Speech Products, NV and subsequently as CFO and board member of Dictaphone Corporation.

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with an initial business combination with us. Furthermore, once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees. Pursuant to a registration rights agreement we will enter into with our initial stockholders on or prior to the date of this prospectus, we may be required to register certain securities for sale under the U.S. Securities Act. These stockholders are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act. In addition, these stockholders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until 180 days after the consummation of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

Financial position

With funds available initially in the amount of $147.0 million, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate an initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Assistance from The Dellacorte Group LLC

We expect to benefit from The Dellacorte Group LLC’s infrastructure, including its employees and special advisors, in our search for and due diligence investigation of a target business and our negotiation and consummation of an initial business combination.  None of these individuals are required to commit a specified amount of time to our affairs.  The Dellacorte Group LLC has agreed to make these individuals available at no cost to us.  Pursuant to their respective agreements with The Dellacorte Group LLC, supporting us is part of the duties of such individuals to The Dellacorte Group LLC.

Special Advisors

We anticipate utilizing the services of the following individuals affiliated with The Dellacorte Group LLC to advise us concerning our acquisition of a target business and, possibly, the operation of the target business after a business combination.  Each of the below listed special advisors of The Dellacorte Group LLC is employed by or affiliated with organizations other than us and has other commitments that may conflict or compete with our interests.  Nevertheless, we believe that, with their business background and extensive contacts, they will be helpful to our search for a target business and our consummation of a business combination.  The special advisors are subject to letter agreements with The Dellacorte Group LLC under which they are paid an annual retainer to assist in the sourcing and evaluation of investment opportunities and to introduce potential partners and investors to The Dellacorte Group LLC.  Pursuant to theses agreements, the special advisors are to receive a deal fee for introducing a successful transaction to The Dellacorte Group LLC.  The Dellacorte Group LLC anticipates amending these agreements to include the payment of a deal fee for their assistance in evaluating and sourcing of any target acquisition on behalf of any entity affiliated with The Dellacorte Group LLC, including us.  The special advisors of The Dellacorte Group LLC and their respective biographies are set forth below.

Peter Atwater has more than 20 years of experience in the financial services industry. Mr. Atwater brings a unique blend of practical experience gained through his leadership roles across the industry.  From start-up consumer credit services to boutique and national wealth management to international capital markets, Peter has successfully led sales, buy-side, and finance and treasury teams. Mr. Atwater currently serves as President of Financial Insyghts LLC, a financial services consulting firm. His previous roles include Chief Executive Officer for Bank One Private Client Services Group, Chief Financial Officer of Juniper Financial, Chief Operating Officer of Banc One Investment Advisors, Executive Vice President and Treasurer of First USA, Inc. and Managing Director and Head of Asset Finance at JP Morgan.  Mr. Atwater graduated with a B.A. in Economics with honors from The College of William and Mary.

Chris R. Burggraeve became the Chief Marketing Officer for InBev, the world’s leading brewer with nearly USD 19 billion in revenues in 2006 and 88,000 employees worldwide, effective November 2007.  Previously, Chris led The Coca-Cola Company's Marketing function in the European Union Group.  Prior to that, he was a marketing executive at Proctor & Gamble responsible for Brand Management and Innovation in the core laundry, cleaning and paper categories, as well as in beverages.  Chris holds a BA in International Business and Economics from the Catholic University of Leuven (Belgium), a Masters in European Economics from the Centre Européen Universitaire de Nancy (France), and a jointly issued TRIUM Global M.B.A. from NYU Stern School of Business, London School of Economics and HEC School of Management.

Michael J. Cody, since 2007, has served as a Senior Vice president of family held Ensign Bickford Industries and is responsible for strategy and corporate development.  Prior to this, Mr. Cody was the head of Corporate Development at EMC from 1998 to 2007.  Mr. Cody led the newly formed corporate development effort at EMC, and was directly involved in originating, executing and integrating EMC’s acquisitions, divestitures/spin-offs, minority investments and strategic alliances.  During that period, EMC executed over 90 such transactions with an aggregate transaction value of over $12 billion.  Prior to joining EMC, Mr. Cody was Director of Corporate Development at United Technologies from 1987 to 1997. From 1991 to 1994, Mr. Cody served as Managing Director in Price Waterhouse’s corporate finance division.  From 1980 to 1989, Mr. Cody was an investment banker with Kidder, Peabody & Co.  Mr. has served on the board of directors of London based MTI since 2007, Safeguard Scientifics (NYSE: SFE) since 2006 and Garnett and Helfrich (advisory board) since 2008. Mr. Cody received a

B.B.A. from the University of Massachusetts, Amherst and an M.B.A. from Columbia University.  Mr. Cody is a Vietnam Veteran, having served in the United States Air Force from 1967 – 1971.

           John Deininger spent the majority of his career in specialty manufacturing and has had extensive involvement with acquisitions and joint ventures both domestically and internationally, and has facilitated mergers and constructive management changes.  Mr. Deininger was Executive Vice President of Illinois Tools Works, Inc. (ITW), an S&P 500 multinational industrial products company with revenue of over $14 billion.  Prior to ITW, Mr. Deininger was the President and Chief Operating Officer of Signode Corporation.  Mr. Deininger has served on the boards of numerous public and private companies including: Life Fitness, Atcor Corp., Joslyn Corp., Eljer Mfg., Hudson Products Corp., Holcroft, Inc., and Wayn-Tex, where he also served as interim Chief Executive Officer.  He currently serves on the Board of Councilors of the School of Engineering at the University of Southern California.

Mark Dye has over 20 years of executive level experience in the polymer manufacturing industries.  Mark is currently Vice President, Strategic Planning and Business Development of Mohawk Industries, Inc., one of the world’s leading manufacturers and distributors of flooring products with $8 billion in annual revenues.  He joined the Mohawk organization in 2005 as a result of the company’s acquisition of Wayn-Tex, Inc., where he had been Vice President, Planning and Logistics since 2000.  Previously, Mark served as CFO of American Fibers and Yarns, a synthetic fiber producer spun off by Amoco Fabrics and Fibers Corporation.  Mr. Dye received B.S. and M.B.A. degrees with honors from Virginia Tech.  Mr. Dye is a certified public accountant.

Joel Epstein has more than 30 years of financial services experience in the U.S. and in developing markets of Asia, Latin America and Eastern Europe.  Joel recently retired as Chairman and CEO of AIG Consumer Finance Group Inc., a wholly owned subsidiary of American International Group.  From 2002 through March 2005 Mr. Epstein concurrently served as AIG Country Manager for China, based in Shanghai.  Prior to joining AIG, Mr. Epstein was an Executive Vice President at Chase Manhattan Bank.  Over the course of a 25 year career with Chase, he held numerous management positions including China Country Manager, Branch and Consumer Banking Executive for Manhattan, Consumer Banking Executive for Latin America, CEO of Chase Auto Finance and CEO of Chase Personal Financial Services (jumbo mortgage business).  Mr. Epstein received a B.A. degree from Princeton University in Public and International Affairs, with a dual concentration in Russian Studies and East Asian Studies. He also received an MA from Princeton in Political Science.

Brendan Harris is currently CEO of Acorn Brands, a London based venturing company specializing in non-alcoholic beverages.  Brendan started his career with Unilever, working first on mainstream detergent brands in the U.K. and in central Africa.  Brendan joined The Coca-Cola Company in Atlanta in 1994 and was seconded by the Company to the 1996 Centennial Olympic Games in Atlanta, where he served as Director for the 1996 Olympic Torch Relay.  Brendan subsequently served as Marketing Director for Coca-Cola’s Africa Division and then President of the Company’s Africa Division, with full CEO responsibility for a business encompassing almost 100 manufacturing plants and 400 million consumers.  In 2000, Brendan was named President of Coca-Cola’s Italy & Alpine Division, where he initiated and implemented a successful turnaround in a large and highly profitable business.  Brendan has an MBA from INSEAD and a BA in Politics, Philosophy and Economics from Oxford University. He speaks fluent French and Italian and now lives in London.

Edward Lipes has extensive experience in medical device manufacturing and marketing.  Until recently, he was Group President at Stryker Corporation, where he was responsible for the Orthopaedic implant portion of Stryker’s product line.  Stryker, an S&P 500 healthcare products company with a market capitalization exceeding $15 billion, is one of the market leaders in the worldwide Orthopaedic Implant and Equipment market.  Ned’s current position is Executive Vice President of Stryker Corporation where he advises the company on new products and technologies as well as legal and business development projects.  Mr. Lipes has also been committed to lending his expertise and experience with non-profits.  Among his not-for-profit activities, he has served as a Trustee to the HealthCare Institute of New Jersey and the Orthopaedic Research and Education Foundation in Illinois.  Mr. Lipes received a B.A. degree from Colby College in Waterville, Maine and an M.B.A. degree from Harvard Business School.

           C. Alan MacDonald spent the first 40 years of his career in the food industry, ultimately rising to President and Chief Executive Officer of Nestle Foods, Inc., a $2 billion wholly-owned subsidiary of Nestle S.A. Prior to joining Nestle; Mr. MacDonald was President and Chief Executive Officer of Stouffer Foods.  After Nestle, Mr. MacDonald became Chairman and Chief Executive Officer of Lincoln Snacks.  Mr. MacDonald has served as the Chairman of the American Frozen Food Institute and FACT (Frozen Food Industry Public Relations Committee), on the Executive Committee of the American Maize Products Company, as a member of the board of National Coffee Association, the Chocolate Manufacturers Association and the International Frozen Food Association.  Mr. MacDonald also served as a director of Lord Abbett & Company, Fountainhead Water Company, The J.B. Williams Company, CARESIDE, Inc., Velocity Co. and Seix Investments.  Mr. MacDonald holds a B.S. in Hotel Administration from Cornell University.

Dr. Stanley Pappelbaum has extensive experience in healthcare financing, organization and delivery. From 1996 to 2000, Dr. Pappelbaum was CEO of ScrippsHealth in San Diego, California. ScrippsHealth is a five hospital not-for-profit system with 2,500 affiliated physicians. During his tenure, ScrippsHealth had annual revenues of over $1 billion and employed 10,000 San Diego residents. Over his career, Dr. Pappelbaum has held numerous health care affiliations, including a trustee of Scrippshealth, The Scripps Research Institute, Scripps Foundation of Medicine and Science and Catholic Healthcare West. He was a member of the Health Care Systems Governing Council for the American Hospital Association and a board member of the San Diego Regional Economic Development Corporation.  Dr. Pappelbaum received his medical degree from the University of British Columbia Faculty of Medicine in Vancouver and completed his undergraduate work at McGill University, Montreal.

Vincent L. Pomeranz has owned and managed an independent consulting business since 1996, serving as the principal senior wealth advisor to U.S. and international high net worth individuals, families, and their foundations.  Prior to starting his consulting practice in 1996, he was Vice President and State Manager for New Hampshire in the Private Clients Group of Fleet Financial.  Previously, he was Vice President and Group Operating Officer at J.P. Morgan Private Bank where, over an 11½ year tenure, he had a variety of assignments, including managerial roles, in banking, investment and administrative departments.  Mr. Pomeranz started his banking career at the Bank of New York in 1979.  Through these experiences, Mr. Pomeranz has developed an extensive network of contacts in the private banking and trust company, investment management, and legal fields.  Mr. Pomeranz received a B.A. degree from Hamilton College and an M.B.A. degree from the Wharton School of the University of Pennsylvania.

Ambassador Qiu Shengyun has had a distinguished career in the Chinese Foreign Service for over forty three years.  During his career, Ambassador Qiu was involved in many important visits by presidents, heads of state and other top leaders, including the historic visits to China of Dr. Henry Kissinger and President Richard Nixon in 1971 and 1972.  In 1999, he was appointed as the Chinese Ambassador to the Kingdom of Jordan.  In 2001, Ambassador Qiu became Vice President of the Chinese People’s Institute of Foreign Affairs (CPIFA), which was founded in 1949 at the initiative of the late Premier Zhou Enlai to host visiting foreign delegations and organizes Chinese delegations to visit abroad.  Previously, he served as Chinese Consul General in Houston in 1993, and then as Consul General in New York with Ambassadorial rank in 1996.  Ambassador Qiu retired from Foreign Service in October 2005.  He is a graduate of Fudan University in Shanghai in 1964 with a Bachelor of Arts degree and received his Master’s Degree in 1966 from the Beijing Foreign Studies University.

Steven H. Rice began his executive career in banking in New York City with The Seamen's Bank for Savings, where he spent eleven years rising to become President, COO and a director of the Bank. In the following years, he served as President, CEO and director of The Stamford (Connecticut) Federal Savings Bank and, thereafter, as President of LaJolla Bank-Northeast Region.  Most recently, Mr. Rice served as Managing Director in New York City of Gibraltar Private Bank and Trust.  Mr. Rice has extensive experience as a corporate board director; he served on the board of the Royal Insurance Company for ten years.  He is currently an independent director of Allegheny Energy, Inc.  Early in his career, Mr. Rice held two senior staff positions in New York State government, first as Assistant Counsel to Governor Nelson A. Rockefeller and later as Deputy Superintendent and Special Counsel of the New York State Banking Department.  Mr. Rice graduated with a B.A. in Economics from Hamilton College and holds a J.D. from Union University, The Albany Law School.  He is a member of the New York Bar.

David M. Tracy was formerly President of Fieldcrest Mills, Vice Chairman and a Director of J.P. Stevens Company Inc., where he oversaw the Ralph Lauren Lifestyle home furnishings collection.  He later became Chairman of Calvin Klein Home, a division of Home Innovations.  David currently serves on the Advisory Boards of the International Executive Services Corps., Stonehill College, and the Educational Foundation for the Fashion Industries.  He served as Chairman of the American Textile Manufacturers Institute Consumer Affairs Committee.  David received and MBA from the Harvard Business School and a B.S. from Brown University and Providence College.

Employees of The Dellacorte Group LLC

In addition to Messrs. Mancuso, Verdonck and Ledwick and the other special advisors of The Dellacorte Group LLC, we expect the employees of The Dellacorte Group LLC set forth below to be key contributors to our search for and due diligence investigation of a target business and our negotiation and consummation of our initial business combination.  None of these individuals are required to commit any specified amount of time to our affairs.  The Dellacorte Group LLC has agreed to make these individuals available at no cost to us.  Pursuant to this agreement, supporting us is part of the duties of such individuals to The Dellacorte Group LLC.

Dennis McCormick joined The Dellacorte Group LLC in April 2007 as a Transaction Team Leader.  Mr. McCormick has over 25 years of private equity and merchant banking experience. Prior to joining the Dellacorte Group LLC, he was president of Ardshiel, Inc., a middle market private equity firm backed by General Electric Asset Management, where he spent the majority of his career. At Ardshiel, Mr. McCormick was involved in all aspects of private equity investing activities, including transaction sourcing and processing and monitoring of investments.  Prior to joining Ardshiel, Mr. McCormick was a private placement associate with the Metropolitan Life Insurance Company. Mr. McCormick began his career as an associate with Blyth Eastman Dillion & Co., a full service investment banking firm based in New York.  Mr. McCormick holds a B.S. from the University of Pennsylvania and an M.B.A. from the Wharton School of Finance at the University of Pennsylvania.

Daniel Chan joined the Dellacorte Group LLC in March 2006 as a Transaction Team Leader.  Mr. Chan is a seasoned investment professional with fourteen years of experience in fundamental research and investment management.  Before joining Dellacorte, he was a Vice President and Senior Portfolio Manager at Wilmington Trust.  He was responsible for managing investment portfolios for institutional and private investors aggregating over $400 million.  He was a member of the firm’s Investment Strategy Team.  Mr. Chan also served as a Portfolio Manager for Back Bay Advisors, an investment management firm with $5 billion in assets under management.  Prior to that, he was a Director and Portfolio Manager at UBS.  Mr. Chan received a jointly issued TRIUM Global M.B.A. from NYU Stern School of Business, London School of Economics and HEC School of Management, Paris.  He is a graduate of NYU Stern with a bachelor’s degree in Finance and Management and a holder of the Chartered Financial Analyst designation.

Effecting our initial business combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsor warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. While no less than 97.7% of the net proceeds of this offering are allocated to completing our initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of a target business. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses. If our initial business combination is paid for using our capital stock or debt securities or with proceeds that are less than those in the trust account, we may apply the remaining cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

The Dellacorte Group LLC has agreed, until the earliest of our initial business combination or our liquidation, to present to our company for consideration, any business combination opportunity of which it becomes aware with a fair market value of $115.0 million or more prior to proceeding with such opportunity.  Further, each of our officers and directors has agreed, until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $115.0 million or more, subject to any fiduciary or pre-existing contractual obligations he or she might have.  In the event that any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has fiduciary or pre-existing contractual obligations, he or she would not be required to present such opportunity to us under the right of first review. Mr. Mancuso has a fiduciary duty of loyalty to the other members of The Dellacorte Group LLC.  In addition, Messrs. Verdonck and Ledwick currently have certain fiduciary duties, as more fully discussed in “Management—Conflicts of Interest” on page 92.

Prior to completion of our initial business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders.  If a potential contracted party refuses to execute such a waiver, then our sponsor will be personally liable to us to cover the potential claims made by such party for services rendered and goods sold, or by a prospective target business, to the extent the payment of such claims actually reduces the amounts in the trust account.  However, the agreement entered into by our sponsor specifically provides for two exceptions to this indemnity; there will be no liability (i) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) of any and all rights to seek access to the trust funds or (ii) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. If our sponsor is unable to satisfy the foregoing obligation resulting from claims made by a prospective target business, Robert F. Mancuso, our chairman, has agreed to be personally liable in its place.  In the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $10.00 per share upon liquidation. There is no guarantee that vendors, prospective target businesses or other entities will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including the funds held in the trust account. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our business combination. In addition, the indemnification provided by our sponsor is limited to claims by vendors that do not execute such waivers as described above. Claims by target businesses or other entities and vendors that execute agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account would not be indemnified by our sponsor. In the event that this indemnity obligation arose and our sponsor or Mr. Mancuso did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf and that such enforcement efforts, if necessary, would be brought. Based on the representations as to their respective accredited investor status (as such term is defined in Regulation D under the Securities Act) and that each has sufficient funds available to them to satisfy their obligations to indemnify us, we currently believe that our sponsor and Mr. Mancuso are capable of funding their respective indemnity obligations, even though we have not asked either to reserve for such an eventuality.  Despite our belief, we cannot assure you they will be able to satisfy those obligations. The indemnification obligations may be substantially higher than they currently foresee or expect and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Subject to the requirements that our initial business combination have a fair market value of at least 80% of the initial amount held in the trust account (excluding deferred underwriting commissions of approximately $4.9 million or approximately $5.6 million if the underwriters’ over-allotment is exercised in full), we will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers, directors and sponsor as well as their affiliates, including The Dellacorte Group LLC, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of Mr. Mancuso, our founder and chairman of the board. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our initial stockholders, officers, directors, special advisors to The Dellacorte Group LLC or our or their affiliates, including The Dellacorte Group LLC and its employees and independent contractors, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). Also, we will not enter into an initial business combination with any entity that is affiliated with any of our officers, directors, initial stockholders or their affiliates, including The Dellacorte Group LLC, or any entity in which any of our officers, directors, initial stockholders or their affiliates has a financial interest exceeding $100,000.  None of our initial stockholders, officers, directors, special advisors to The Dellacorte Group LLC or our or their affiliates, including The Dellacorte Group LLC and its employees and independent contractors, will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective acquisition target in connection with a contemplated acquisition of such target by us. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criteria in our selection process of an acquisition candidate.

Selection of a target business and structuring of our initial business combination

Subject to the requirements that our initial business combination have a fair market value of at least 80% of the initial amount held in the trust account (excluding deferred underwriting commissions of approximately $4.9 million or approximately $5.6 million if the underwriters’ over-allotment is exercised in full), our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. We will only consummate our initial business combination in which we become the controlling shareholder of the target. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of more than half of the voting equity interests or membership interests of the target company, as applicable, or in the case of a partnership, the acquisition of the general partner. We will not consider any transaction that does not meet such criteria. However, in connection with the consummation of our initial business combination, we may issue additional common stock or securities convertible into or exercisable for common stock, in which case our stockholders before our initial business combination may not own a majority of our common stock following the consummation of the initial business combination.

We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•  financial condition and results of operations;

•  growth potential;

•  brand recognition and potential;

•  experience and skill of management and availability of additional personnel;

•      capital requirements;

•  stage of development of the business and its products or services;

•  existing distribution arrangements and the potential for expansion;

•  degree of current or potential market acceptance of the products or services;

•  proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•  impact of regulation on the business;

•  regulatory environment of the industry;

•  seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions;

•  costs associated with effecting the business combination;

•  industry leadership, sustainability of market share and attractiveness of market sectors in which target business participates; and

•  macro competitive dynamics in the industry within which the company competes.

These criteria are not intended to be exhaustive and our management may consider additional factors it deems to be relevant. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on the above factors as well as other considerations our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which an initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with an initial business combination.

Fair market value of target business or businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the initial amount held in the trust account (excluding the amount held in the trust account representing the underwriters’ deferred commission). Our board of directors will determine the fair market value based on standards generally accepted by the financial community (such as actual and potential revenues, earnings and cash flow and/or book value). If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is subject to oversight by the Financial Industry Regulatory Authority as to the fair market value. We will seek to have any such opinion provide that our stockholders would be entitled to rely upon such opinion. The willingness of an investment banking firm to provide for such reliance would be a factor considered by us in selecting an independent investment banking firm. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

Lack of business diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating an initial business combination with only a single entity, our lack of diversification may:

•  subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•  cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following an initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to an initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of our initial business combination

Prior to the completion of our initial business combination, we will submit an initial business combination to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable law or regulations. In connection with our initial business combination, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of our initial business combination will be taken only if such business combination is approved. We will only consummate our initial business combination if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by a holders of a majority of our outstanding shares of common stock and (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in the offering both vote against the business combination and exercise their conversion rights. This may have the effect of making it easier for us to have an initial business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate an initial business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

In connection with seeking the approval of our stockholders for any business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other things, will include a description of the operations of target candidates and audited historical financial statements of the target candidates.

For purposes of seeking approval of our business combination by a majority of voting public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained (although non-votes would have an effect on the approval of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence). We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote shall be taken to approve a business combination.

In connection with the vote required for consummating our initial business combination and amending our amended and restated certificate of incorporation to provide for our perpetual existence, our sponsor will vote the founder’s shares in accordance with the votes constituting the majority of the votes cast by our public stockholders and will vote any shares acquired by it in the offering or the after market in favor of our initial business combination and the amendment.

Extension of time to complete an initial business combination to 36 months

We have a period of 24 months from the date of this prospectus within which to effect our initial business combination. However, unlike most other blank check companies, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to amend our amended and restated certificate of incorporation to extend the date before which we must complete our initial business combination by up to an additional 12 months to avoid being required to liquidate. The amendment will be approved only if:  (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus. If the extended date is approved, we would have a total of up to 36 months from the date of this prospectus to complete a business combination. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

We believe that extending the date before which we must complete our business combination is advisable due to the circumstances involved in the evaluation and closing of a business combination in the various target business industry sectors we have identified in this prospectus (such as financial services and health and wellness).  Such circumstances may include obtaining necessary approvals and complying with the complex regulatory requirements of government agencies, self-regulatory organizations, state securities commissions and attorneys general.

If holders of a majority of the outstanding shares of common stock do not approve the extension or if 30% or more of the shares sold in this offering both vote against the proposed extension and properly exercise their conversion rights, we will not extend the date before which we must complete our initial business combination beyond 24 months. In such event, if we cannot complete our initial business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders.

In connection with the vote required for the extension to up to 36 months, our sponsor and its permitted transferees will agree to vote the shares of common stock included in the sponsor units in accordance with the vote of the majority of public stockholders.

If we receive stockholder approval for the extension and holders of 30% or more of the shares sold in this offering do not vote against the proposed extension and properly exercise their conversion rights, we will then have up to an additional 12 months in which to consummate the business combination.

If the proposal for the extension is approved, we will still be required to seek stockholder approval before effecting our business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.

If at the end of such 36-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate.

Conversion rights

At the time we seek stockholder approval of a proposed extension or our initial business combination, each public stockholder will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest an net of interest income of up to $2.25 million, subject to adjustment, on the trust account previously released to us to fund our working capital requirements) if the proposed extension is approved or our initial business combination is approved and completed. Our initial stockholders will not have such conversion rights with respect to founder’s shares. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Shares converted in connection with the vote on an amendment to extend the time period within which we must complete our initial business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against a proposed business combination or an amendment to extend the period of time in which to complete the initial business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination or an amendment to extend the period of time in which to complete the initial business combination and attempting to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination or an amendment to extend the period of time in which to complete the initial business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting each stockholder’s ability to convert only up to 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

A stockholder who votes against an amendment to extend the period of time in which we may complete our initial business combination and also elects to convert its shares of common stock in connection with such vote may vote against our initial business combination at the applicable stockholder meeting held for that purpose only to the extent such stockholder continues to hold shares of our common stock or acquires additional shares through subsequent market purchases or otherwise, subject to the 10% limitation referred to above. Public stockholders who exercise their stockholder conversion rights will continue to retain all rights to the warrants they received as part of the units purchased in this offering to the extent that such warrants have not been otherwise transferred or sold by such public stockholder.

The actual per-share conversion price will be equal to the aggregate amount on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to us as described above) as of two business days prior to the stockholder vote required to extend our corporate existence or two business days prior to the proposed  consummation of the initial business combination, as the case may be, divided by the number of shares of common stock sold in this offering (less, in the case of conversion in connection with the vote required to approve our initial business combination, the number of shares previously converted in connection with the vote required to approve an extension of our corporate existence).  As this amount is lower than the $10.00 per-unit offering price and it may be less than the market price of the common stock on the date of repurchase, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

An eligible public stockholder who wishes to exercise its conversion rights may request conversion of its shares at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed extension or a proposed initial business combination at a meeting held for that purpose, as the case may be, but the request will not be granted unless the public stockholder votes against a proposed extension and the proposed extension is approved, or the public stockholders votes against our initial business combination and our initial business combination is approved and completed; the public stockholder holds its shares through the closing of our initial business combination; and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote on a proposed extension or a proposed initial business combination. Following the approval of our initial business combination by our stockholders and until the completion of our initial business combination or termination of the definitive agreement relating to the proposed initial business combination, any transfer of shares owned by a public stockholder who has requested to exercise its conversion rights will be blocked. If a public stockholder votes against a proposed extension or our initial business combination but fails to properly exercise its conversion rights, such public stockholder will not have its shares of common stock converted. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting of stockholders being held for the purpose of approving a proposed extension or the initial business combination. It is anticipated that the funds to be distributed to public stockholders who elect conversion will be distributed promptly after the meeting held to approve a proposed extension or after completion of our initial business combination. Public stockholders who exercise their conversion rights will still have the right to exercise any warrants they still hold.

We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to a proposed extension or the initial business combination if we impose this requirement. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the proposed extension or the initial business combination, as the case may be, to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in ‘‘street name,’’ in a matter of hours by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor.  However, because we do not have control over this process, it may take significantly longer than we anticipated. Accordingly, we expect that we will only require stockholders to deliver their certificate prior to the vote if, in accordance with the American Stock Exchange’s proxy notification recommendations, the stockholders receive the proxy solicitation materials at least 20 days prior to the meeting date. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would survive past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and through the stockholder meeting and, in the case of the proposed initial business combination, until the consummation of our initial business combination must be presented to our transfer agent.

However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If we elect to require physical tender and it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.  There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $50 and it would be up to the broker whether or not to pass this cost on to the converting holder. Accordingly, if a stockholder holds only a few shares of common stock, this fee may make seeking conversion less beneficial to such stockholder than selling his shares in the open market depending on the then current trading price of our common stock. The fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting − the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. However, if a proposed business combination is ultimately rejected and we are unable to complete a business combination within the required time period, such fee would have been incurred unnecessarily.

Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. The conversion requirements described above could make it more difficult for public stockholders to exercise their conversion rights and less likely that 30% or more of public stockholders will convert. In the event that a stockholder tenders his or her shares and decides prior the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and the proposed extension is not approved or our initial business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

We will not consummate an initial business combination if holders of more than 30% (minus one share) of our outstanding shares of common stock sold in this offering exercise their conversion rights. This may have the effect of making it easier for us to have an initial business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate an initial business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

If a vote on our initial business combination is held and our initial business combination is not approved, we may continue to try to consummate our initial business combination with a different target until 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus.

Liquidation if no business combination

Our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the consummation of this offering, will provide that our corporate existence will automatically cease 24 months after the date of this prospectus except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate life by 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

If we are unable to consummate our initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation), as soon as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 of the Delaware General Corporation Law provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. We will instruct the trustee to distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our dissolution and anticipate it will take no more than 10 business days to effectuate such distribution. Our sponsor has waived its rights to participate in any liquidation distribution with respect to its founder’s shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If the assets remaining outside of the trust account are insufficient to pay such liquidation costs, we will pay the remaining liquidation costs from the proceeds of the trust account prior to distributing the funds in the trust account to our public stockholders. In such event, the initial per-share liquidation price could be less than the $9.80 per-share liquidation price described below.

If we do not complete our initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.80, or $0.20 less than the per-unit offering price of $10.00. The per share liquidation price includes approximately $4.9 million in deferred underwriting commissions (or approximately $5.6 million if the underwriters’ over-allotment option is exercised in full) that would also be distributable to our public stockholders.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. While we intend to pay such amounts, if any, from the $100,000 of proceeds held outside the trust account and from the up to $2.25 million, subject to adjustment, of interest income earned on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims.  Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering) or any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements.  It is also possible that such waiver agreements would be held invalid and unenforceable and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time.  Our sponsor has agreed that it will be liable to us if and to the extent any insurance we may procure is inadequate to cover any claims against the trust account by a third party for services rendered or products sold, or by a prospective target business, and the payment of such debts or obligations actually reduces the amounts in the trust account, except as to (i) any claims by a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) of any and all rights to seek access to the trust funds or (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from our sponsor, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us.  For example, we could be subject to claims from a third party claiming tortious interference as a result of our initial business combination. If our sponsor is unable to satisfy the foregoing obligation resulting from claims made by a prospective target business, Robert F. Mancuso, our chairman, has agreed to be personally liable in its place. In the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $10.00 per share upon liquidation. Based on the representations as to their respective accredited investor status (as such term is defined in Regulation D under the Securities Act) and that each has sufficient funds available to them to satisfy their obligations to indemnify us, we currently believe that our sponsor and Mr. Mancuso are capable of funding their respective indemnity obligations, even though we have not asked either to reserve for such an eventuality. We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $9.80, plus interest, due to claims of creditors.  In the event that this indemnity obligation arose and our sponsor or Mr. Mancuso did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf.  Notwithstanding, it may not be in our best interests to do so if the cost to bring the claim would be greater than the anticipated amount that we would receive if we successfully prosecuted the claim.  Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.80 per share.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we do not intend to comply with those procedures since, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after 24 months after the date of this prospectus in the event our initial business combination has not been consummated. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.80 due to claims or potential claims of creditors. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the most likely claims, if any, to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to instruct the trustee to distribute the then-remaining proceeds held in the trust account, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposed itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•  upon closing of this offering, $147.0 million, or approximately $168.7 million if the underwriters’ over-allotment option is exercised in full (including approximately $3.5 million from the sale of the sponsor warrants and approximately $4.9 million in deferred underwriting commissions or approximately $5.6 million if the underwriters over-allotment option is exercised in full) will be placed into the trust account;

•  if our initial business combination is not consummated within 24 months of the date of this prospectus (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation), then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware General Corporation Law and any net assets remaining outside the trust account) on a pro rata basis to all of our public stockholders;

•  we shall submit any proposed business combination to our stockholders for approval prior to consummating our initial business combination;

•  public stockholders who exercise their conversion rights and vote against a proposed extension or our initial business combination may convert their shares into a pro rata share of the aggregate amount then on deposit in the trust account;

•  we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the initial amount held in trust (excluding deferred underwriting commissions of approximately $4.9 million or approximately $5.6 million if the underwriters’ over-allotment option is exercised in full);

•  we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•  prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that vote as a class with the common stock sold in this offering on an initial business combination;

•  we will consummate our initial business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in the offering both vote against the business combination and exercise their conversion rights (on a cumulative basis, including shares converted in connection with our seeking stockholder approval for the amendment to extend our corporate existence, if applicable) and (iv) we have confirmed that we have sufficient cash resources to pay both (x) the consideration required to close our initial business combination, and (y) the cash due to public stockholders who vote against the business combination and who exercise their conversion rights;

•  if a proposed initial business combination is approved and consummated, public stockholders who voted against the initial business combination and exercised their conversion rights may convert their shares into cash at the conversion price on the closing date of such initial business combination, provided that a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit;

•  if we do not consummate our initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

•  if the amendment to extend our corporate existence is approved, public stockholders who voted against such proposal and exercised their conversion rights may convert their shares into cash at the conversion price on the date of such meeting of stockholders, provided that a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering;

•  our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•  the audit committee shall review and approve all payments made to our initial stockholders, officers, directors, special advisors to The Dellacorte Group LLC and our and their affiliates, including The Dellacorte Group LLC and its employees and independent contractors, other than the payment of an aggregate of $10,000 per month to The Dellacorte Group LLC for office space, administrative services and secretarial support, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and

•  we will not enter into any initial business combination with any entity that is affiliated with any of our officers, directors, initial stockholders or their affiliates, including The Dellacorte Group LLC, or any entity in which any of our officers, directors, initial stockholders or their affiliates has a financial interest exceeding $100,000. Furthermore, in no event will we pay our initial stockholders, officers, directors, special advisors to The Dellacorte Group LLC or our or their affiliates, including The Dellacorte Group LLC and its employees and independent contractors, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

Our amended and restated certificate of incorporation requires that we obtain the vote of our board of directors and the unanimous vote of our stockholders, by a vote of all outstanding shares at a meeting of stockholders, to amend the above-described provisions (except for the provision with respect to the termination of our corporate existence after 24 months, which may be amended without unanimous consent, only in connection with the consummation of our initial business combination or in connection with an extension of our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus) prior to the consummation of our initial business combination. However, the validity of unanimous consent provisions under Delaware law has not been settled. This unanimous consent requirement is more stringent than the minimum stockholder consent requirement under Delaware law, and a court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
Approximately $142.1 million of the net offering proceeds, as well as the approximately $3.5 million net proceeds from the sale of the sponsor warrants and approximately $4.9 million in deferred underwriting commissions (or approximately $5.6 million if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at J.P. Morgan Chase, N.A. maintained by Continental Stock Transfer & Trust Company, as trustee.

Approximately $125.6 million of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
Approximately $142.1 million of the net offering proceeds, as well as the approximately $3.5 million net proceeds from the sale of the sponsor warrants and approximately $4.9 million in deferred underwriting commissions (or approximately $5.6 million if the underwriters’ over-allotment option is exercised in full) held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market that invest in such treasury bills.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest generated and then (ii) up to $2.25 million, subject to adjustment, that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to consummate our initial business combination within the allotted time, interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of an initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business
To constitute our initial business combination, an acquisition must have a fair market value equal to at least 80% of the initial amount held in the trust account (excluding deferred underwriting commissions) at the time of such acquisition.
The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed a Current Report on Form 8-K and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the Current Report on Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of an initial business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of our completion of our initial business combination or 12 months from the date of this prospectus.

The warrants could be exercised prior to the completion of an initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor
Stockholders will have the opportunity to vote on our initial business combination. Each stockholder will be sent a proxy statement containing information regarding such business combination. A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to exercise its conversion rights at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose. However, a stockholder’s election to convert will not be valid unless the public stockholder votes against our initial business combination, our initial business combination is approved and completed, the public stockholder holds its shares through the closing of our initial business combination and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination. A stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline

Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, our corporate existence will cease 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete an initial business combination within this time period, we will amend this provision to allow for our perpetual existence
If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Terms of Our Offering	Terms Under a Rule 419 Offering
following such business combination.

If we are unable to complete an initial business combination prior to the date that is 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.

Release of funds

Except for up to $2.25 million, subject to adjustment, of the interest income (net of taxes payable on such interest) earned on the trust account balance released to us to pay any income taxes on such interest and to fund our working capital requirements, the full proceeds held in the trust account will not be released to us until the closing of our initial business combination or the failure to complete our initial business combination within the allotted time.

The proceeds held in the escrow account are not released until the earlier of the completion of an initial business combination or the failure to effect an initial business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for an initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•  our obligation to seek stockholder approval of an initial business combination or obtain necessary financial information may delay the completion of a transaction;

•  our obligation to repurchase for cash shares of common stock held by our public stockholders who vote against the business combination and exercise their conversion rights may reduce the resources available to us for an initial business combination;

•      we will not consummate an initial business combination if holders of more than 30% (minus one share) of our outstanding shares of common stock sold in this offering exercise their conversion rights;

•  our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•  the requirement to acquire one or more businesses or assets that have a fair market value equal to at least 80% of the initial amount held in the trust account (excluding deferred underwriting discounts and commissions of approximately $4.9 million, or approximately $5.6 million if the underwriters’ over-allotment option is exercised in full) could require us to acquire the assets of several businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the initial business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 757 Third Avenue, Suite 202, New York, New York 10017.  The cost for this space is included in the $10,000 per month fee described above that The Dellacorte Group LLC charges us for office space, administrative services and secretarial support. We believe, based on rents and fees for similar services in the New York metropolitan area that the fee charged by The Dellacorte Group LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process the company is in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the twelve months preceding the date of this prospectus.

MANAGEMENT

Directors, Executive Officers and Director Nominees

Our directors, executive officers and director nominees are as follows:

Name	Age	Position
Robert F. Mancuso	61	Chairman of the Board and Chief Executive Officer
Ferdinand L.J. Verdonck	65	President
Tim S. Ledwick	50	Chief Financial Officer
Paul R. Brown	53	Director Nominee
[___________]		Director Nominee

Robert F. Mancuso has been our chairman of the board and chief executive officer since our inception.  Mr. Mancuso also serves as the managing member of The Dellacorte Group LLC, a financial advisory firm which he founded in September 2005.  From March 2002 to March 2006, Mr. Mancuso was a director of Dictaphone Corporation, having been elected to serve as Non-Executive Chairman of the Board in March 2005.  From  November 1988 to May 1999, Mr. Mancuso served as the Managing Partner of Mancuso and Company, a private equity firm which he founded after holding positions at Lazard Freres & Co., in the corporate finance department, and Merrill Lynch, in the mergers and acquisitions department.

Mr. Mancuso previously served on the board of directors of 12 companies, including Life Fitness, Jack Eckerd Drug Stores, General Supermarkets (Pathmark Supermarkets) and Denny’s Restaurants.  Early in his career, Mr. Mancuso practiced law with the SEC.  Mr. Mancuso holds an M.B.A. from the Graduate School of Business of the University of Chicago, a J.D. from the Cornell University School of Law and a B.A. from St. John’s University.

In his position as our chairman, Mr. Mancuso will have general supervision and control of our acquisition activities subject to the ultimate authority of our board of directors and shall be responsible for the execution of the policies of our board of directors with respect to such matters.

Ferdinand L.J. Verdonck has been our president since our inception.  From 1992 to 2003, Mr. Verdonck held multiple positions (mostly as the Managing Director (chief executive officer)) of Almanij N.V., a diversified European financial services group.  From 1984 to 1992, Mr. Verdonck held multiple positions with N.V. Bekaert S.A, a steel wire manufacturer, including Chief Financial Officer of the worldwide group and Chief Executive Officer of its U.S. business which is its largest manufacturing division.  Prior to joining Bekaert, he served as the Senior Vice President of Lazard Freres & Company, specializing in project finance, debt restructuring and advisory services for Latin American companies and governments.

Mr. Verdonck currently serves as a director of the JP Morgan European Investment Trust (since 1998) , the Phoenix Funds (since 1995), Galapagos N.V. (since 2006) and AMT Holding N.V. (since 2007) (both Euronext-listed biotechnology companies), and Groupe SNEF (a French company providing electrical and electronic installations) (since 1998) as well as two other smaller privately held companies. He previously served as chairman of Banco Urquijo (a Spanish bank) from 1998 to 2006 and Easdaq N.V. (formerly Nasdaq Europe) from 2002 to 2007.  Mr. Verdonck has also served as a director of Dictaphone Corporation from 2002 to 2006, Santens N.V.(a Belgian textile company) 1998 to 2003 and Degusssa Antwerpen N.V. from 1998 to 2003.   Mr. Verdonck holds an M.A. in Economics from the University of Chicago and a first degree in economics and a J.D. from the Catholic University of Leuven.

Tim S. Ledwick has been our chief financial officer since our inception.  Since December 2006, Mr. Ledwick has served as a consultant.  Mr. Ledwick served in various capacities at Dictaphone including Chief Financial Officer from March 2002 until September 2006, a director from March 2002 through March 2006 and as Executive Vice President from 2003 through March 2006.  From April 2001 until March 2002, he served as Chief Financial Officer of Lernout & Hauspie Speech Products N.V. and all of its subsidiaries, including Dictaphone.  Mr.

Ledwick served as the Chief Financial Officer of Cross Media Marketing Corporation, a direct marketing company, from 1999 to 2001and Cityscape Financial Corp., a NASDAQ listed specialty finance company, from 1994 to 1999.  Mr. Ledwick holds a B.B.A. from the George Washington University and a M.S. in Accounting from Fairfield University and is a Certified Public Accountant.

Paul R. Brown has agreed to serve as our director and will join our board upon the closing of this offering. Mr. Brown has served as the Dean of Lehigh University’s College of Business and Economics since July 2007.  From 2005 to 2007 Mr. Brown was the Associate Dean of the NYU Stern Executive MBA Programs.  Mr. Brown was also Professor of Accounting and Chairman of the Department of Accounting, Taxation and Business Law of the Leonard N. Stern School of Business, New York University from 1997 to 2002.  Mr. Brown also served as Academic Director of the TRIUM global executive MBA program, an alliance of NYU Stern, the London School of Economics and 1-IEC Paris from 2002 to 2007.  Mr. Brown also served on the faculty of the Yale School of Management from 1983 to 1986.  Prior to entering academe, Mr. Brown worked as an auditor for Andersen & Co. during 1972 and from 1974 to 1976 served as a policy researcher for the Financial Accounting Standards Board.  Mr. Brown is the founding editor of The Journal of Financial Statement Analysis and is the co-author of Financial Reporting, Financial Statement Analysis and Valuation: A Strategic Perspective (Thomson/South-Western, 6th Edition, © 2007).  He is also the author of the e-book, Foundations of Financial Statement Analysis (New York University, Version 6.0, 2005).  Mr. Brown currently serves on the Board of Directors of Dassault Systemes, and has been a member of the board since 2000.  Mr. Brown also served as on the Board of Directors of Dictaphone Corporation from 2003 to March 2006.  Mr. Brown has been a certified public accountant in Pennsylvania since 1974.  Mr. Brown received his doctoral degree from the University of Texas at Austin.

Number and Terms of Office of Directors and Officers

Our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, divides our board of directors into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Brown, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of [_____], will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Mr. Mancuso, will expire at the third annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Collectively, through their positions described above, our officers and directors have extensive experience in the private equity business. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating their acquisition.

Executive Officer and Director Compensation

None of our executive officers or directors received any cash compensation for services rendered. Commencing on the date of this prospectus through the earlier of consummation of our initial business combination or our liquidation, we will pay The Dellacorte Group LLC, an affiliate of our sponsor and Mr. Mancuso, our chairman of the board and chief executive officer, a total of $10,000 per month for office space, administrative services and secretarial support. This arrangement is being agreed to by The Dellacorte Group LLC for our benefit and is not intended to provide Mr. Mancuso compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. Other than this $10,000 per month fee, we will not pay any compensation of any kind, including finder’s and consulting fees, to our initial stockholders, officers, directors, special advisors to The Dellacorte Group LLC or our or their affiliates, including The Dellacorte Group LLC and its employees and independent contractors, for services rendered prior to or in connection with the consummation of a initial business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with the stockholder meeting to approve a proposed business combination. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with the company after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with the company may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with the company after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination.

Director Independence

The American Stock Exchange requires that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that each of Mr. Brown and [_______], who have agreed to join our board of directors and are expected to join our board of directors upon the closing of this offering, will be independent directors as such term is defined under the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act.  Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will not enter into an initial business combination with an entity that is affiliated with any of our officers, directors, initial stockholders or their affiliates, including The Dellacorte Group LLC, or any entity in which any of our officers, directors, initial stockholders or their affiliates has a financial interest exceeding $100,000.  Furthermore, in no event will we pay our initial stockholders, officers, directors, special advisors to The Dellacorte Group LLC or our or their affiliates, including The Dellacorte Group LLC and its employees and independent contractors, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

Nomination of Director Candidates

The American Stock Exchange requires that nominees for election to our board must be either selected, or recommended for our full board’s selection, by either a nominating committee comprised solely of our independent directors or by a majority of our independent directors. In addition, the American Stock Exchange requires that we adopt a formal written charter or resolution of our board, as applicable, addressing the director nomination process.

We have not established a nominating committee or adopted a nominating committee charter. A majority of our independent directors shall select, or recommend to our full board for selection, all nominees for election to our board. Our independent directors will recruit, review and nominate candidates for election to our board, review candidates for election to our board proposed by our stockholders and conduct appropriate inquiries into the background and qualifications of any such candidates. Our board has adopted resolutions addressing the role of our independent directors in the director nomination process and our policy with regards to the consideration of director candidates proposed by our stockholders. Candidates for election to our board will be reviewed by our independent directors in the context of the current composition of our board, our current operating requirements and the long-term interests of our stockholders. In conducting this assessment, our independent directors will consider and evaluate each candidate for election to our board based upon an assessment of the following criteria:

•  Whether the candidate is independent pursuant to the requirements of the American Stock Exchange;

•  Whether the candidate is accomplished in his or her field and has a reputation, both personally and professionally, that is consistent with our image and reputation;

•  Whether the candidate has the ability to read and understand basic financial statements, and, if applicable, whether the candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission;

•  Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;

•  Whether the candidate has knowledge of our company and issues affecting us;

•  Whether the candidate is committed to enhancing stockholder value;

•  Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company;

•  Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment and to assume broad fiduciary responsibility;

•  Whether the candidate would be willing to commit the required hours necessary to discharge the duties of board membership;

•  Whether the candidate has any prohibitive interlocking relationships or conflicts of interest; and

•  Whether the candidate is able to develop a good working relationship with other board members and contribute to our board’s working relationship with our senior management.

Audit Committee

Immediately following the closing of this offering, we will establish an audit committee of our board of directors, which will consist of Mr. Brown and [________], each of whom has been determined to be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•  monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, taking all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•  reviewing and discussing with management and the independent auditor the annual audited financial statements;

•  discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•  discussing with management major risk assessment and risk management policies;

•  monitoring the independence of the independent auditor;

•  verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•  reviewing and approving all related-party transactions (including all payments made to our initial stockholders, officers, directors, special advisors to The Dellacorte Group LLC and our and their affiliates including The Dellacorte Group LLC and its employees and independent contractors, other than the payment of an aggregate of $10,000 per month to The Dellacorte Group LLC for office space, administrative services and secretarial support);

•  inquiring and discussing with management our compliance with applicable laws and regulations;

•  pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•      appointing or replacing the independent auditor;

•  determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Prior to our completion of an initial business combination, the audit committee will also monitor compliance on a quarterly basis with the terms described below and the other material terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

There will be no fees or other cash payments paid to our initial stockholders, officers, directors, special advisors to The Dellacorte Group LLC or our or their affiliates, including The Dellacorte Group LLC and its employees and independent contractors, prior to, or for any services they render in order to effectuate, the consummation of the initial business combination (regardless of the type of transaction that it is) other than:

•  repayment of a $125,000 loan that is non-interest bearing made to us by our sponsor to cover operating expenses;

•  a payment of an aggregate of $10,000 per month to The Dellacorte Group LLC, an affiliate of our sponsor and Mr. Mancuso, for office space, administrative services and secretarial support; and

•  reimbursements for any out-of-pocket expenses incurred in connection with actions on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

Financial Expert on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who, as required by the American Stock Exchange, are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Brown satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

The Dellacorte Group LLC has agreed, until the earliest of our initial business combination or our liquidation, to present to our company for consideration, any business combination opportunity of which it becomes aware with a fair market value of $115.0 million or more prior to proceeding with such opportunity.  In addition, The Dellacorte Group LLC has agreed not to pursue such business combination opportunity for its own account unless and until a majority of our disinterested directors have determined for any reason that we will not pursue such opportunity.  Further, each of our officers and directors, including Mr. Mancuso, has agreed, until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $115.0 million or more, subject to any fiduciary or pre-existing contractual obligations he or she might have.  Mr. Mancuso has a fiduciary duty of loyalty to the other members of The Dellacorte Group LLC.  The Dellacorte Group LLC is a middle-market financial advisory firm focused on making private equity investments in the branded products, financial services, health and wellness, non-fashion retailing and specialty manufacturing industries.  Mr. Verdonck currently has relevant fiduciary duties that are discussed below.

Mr. Verdonck is a director of JP Morgan European Investment Trust, the Phoenix Funds, Galapagos N.V., AMT Holdings N.V. and Groupe SNEF., and in such capacity has fiduciary duties to such entities.  Mr. Brown is a director of Dassault Systemes, and in such capacity has fiduciary duties in the software industry.

In the event that any of the foregoing officers becomes aware of a relevant business combination opportunity that falls within the line of business of any of the foregoing entities, he or she would not be required to present such opportunity to us under the right of first review or, in the case of a noncompete obligation, possibly prohibited from referring such opportunity to us. We do not believe that any of the foregoing fiduciary duties or pre-existing contractual obligations will materially undermine our ability to consummate an initial business combination because the foregoing entities have specific industry focuses and even, within those industries, may have constraints on the size of acquisitions they would consider.

None of our directors and executive officers have previously been involved in blank check companies. However, each of our principals may become involved with subsequent blank check companies similar to our company, although they have agreed in writing not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination.

Potential investors should also be aware of the following other potential conflicts of interest:

•
None of our officers and directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “—Directors and Executive Officers.”

•
Our sponsor has acquired founder’s shares prior to the date of this prospectus and Mr. Mancuso has agreed to purchase sponsor warrants in a transaction that will close simultaneously with the closing of this offering. If we do not complete our initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus, the proceeds of the sale of the sponsor warrants will become part of the distribution of the trust account to our public stockholders and the sponsor warrants will expire worthless resulting in potentially significant losses to our sponsor. Mr. Mancuso’s desire to avoid rendering the securities owned by him and the sponsor worthless may result in a conflict of interest when he determines whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interests, and the conflict of interest will increase as we approach the 24th month (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) following the consummation of this offering and we have not consummated a business combination. Additionally, our sponsor has agreed to waive its rights to participate in any liquidation distribution with respect to the founder’s shares if we fail to consummate our initial business combination. With certain limited exceptions, (1) the founder’s shares will not be transferable, assignable or salable by the sponsor until 180 days after completion of our initial business combination and (2) the sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) will not be transferable, assignable or salable by Mr. Mancuso or his permitted transferees until after completion of our initial business combination. Since Mr. Mancuso will indirectly own shares of our common stock through our sponsor and will directly own sponsor warrants, our chairman may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect an initial business combination.

•
Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

We will not enter into an initial business combination with an entity that is affiliated with any of our officers, directors, initial stockholders or their affiliates, including The Dellacorte Group LLC, or any entity in which any of our officers, directors, initial stockholders or their affiliates has a financial interest exceeding $100,000. Furthermore, in no event will we pay our initial stockholders or any of our initial stockholders, officers, directors, special advisors to The Dellacorte Group LLC or our or their affiliates, including The Dellacorte Group

LLC and its employees and independent contractors, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•  the corporation could financially undertake the opportunity;

•      the opportunity is within the corporation’s line of business; and

•  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. The Dellacorte Group LLC has agreed, until the earliest of our initial business combination or our liquidation, to present to our company for consideration, any business combination opportunity of which it becomes aware with a fair market value of $115.0 million or more prior to proceeding with such opportunity.  Further, each of our officers and directors has agreed, until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $115.0 million or more, subject to any fiduciary or pre-existing contractual obligations he or she might have.

In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In connection with the vote required for consummating our initial business combination and amending our amended and restated certificate of incorporation to provide for our perpetual existence, our sponsor will vote the founder’s shares in accordance with the votes constituting the majority of the votes cast by our public stockholders and will vote any shares acquired by it in the offering or the after market in favor of our initial business combination and the amendment. In addition, our sponsor has waived its rights to participate in any liquidation distribution with respect to the founder’s shares.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our amended and restated bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•  each of our officers and directors; and

•  all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Before Offering	After Offering(1)
Dellacorte Holdings LLC (our sponsor) 757 Third Avenue, Suite 202 New York, New York 10017	3,750,000(1)	100%	20.0%
Robert F. Mancuso(2)(3) c/o The Dellacorte Group LLC 757 Third Avenue, Suite 202 New York, New York 10017	3,750,000(1)	100%	20.0%
Ferdinand L.J. Verdonck(4)	--	--%	--%
Tim S. Ledwick c/o The Dellacorte Group LLC 757 Third Avenue, Suite 202 New York, New York 10017	--	--%	--%
Paul R. Brown c/o The Dellacorte Group LLC 757 Third Avenue, Suite 202 New York, New York 10017	--	--%	--%
[____________]	--	--%	--%
All directors and executive officers as a group (five individuals)	3,750,000(1)	100%	20.0%

_______________
*	less than 1%

(1)	Assumes no exercise of the over-allotment option and the resulting forfeiture of an aggregate of 562,500 founder’s shares held by our initial stockholders.
(2)
Excludes up to 3,475,000 shares issuable upon exercise of sponsor warrants which are not exercisable until the later of the completion of our initial business combination or twelve months from the closing of this offering.

(3)
Mr. Mancuso is the managing member of The Dellacorte Group LLC, which is the sole member of our sponsor, and may be considered to have beneficial ownership of our sponsor’s interests in us. Mr. Mancuso disclaims beneficial ownership of any shares of our common stock in which he does not have a pecuniary interest.

(4)	The address of Mr. Verdonck is Nederpolder 7, B-9000 Ghent, Belgium.

On November 7, 2007, our sponsor purchased 4,312,500 founder’s shares for an aggregate purchase price of $25,000, or approximately $0.006 per share. Mr. Mancuso, our chairman of the board and chief executive officer, is the sole member of The Dellacorte Group LLP, the sole member of our sponsor.

Immediately after this offering, our initial stockholders will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of 562,500 founder’s shares held by our initial stockholders will be subject to forfeiture. Our initial stockholders will be required to forfeit only a number of founder’s shares necessary to maintain our initial stockholder’s 20% ownership interest in our common stock on a fully-diluted basis after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

Mr. Mancuso has agreed to purchase an aggregate of 3,475,000 sponsor warrants from us at a price of $1.00 per warrant (approximately $3.5 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The approximately $3.5 million proceeds from the private placement will be added to the proceeds of this offering and placed in a trust account at JP Morgan Chase, N.A. with Continental Stock Transfer & Trust Company as trustee. If we do not complete an initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus, the approximately $3.5 million proceeds from the sale of the sponsor warrants will be part of the liquidating distribution to our public stockholders and the sponsor warrants will expire worthless.  The sponsor warrants are subject to the transfer restrictions described below.  The sponsor warrants are identical to the warrants included in the units sold in this offering, except that the sponsor warrants: (i), are subject to the transfer restrictions described below, (ii) are non-redeemable by us so long as they are held by Mr. Mancuso or his permitted transferees, and (iii) may be exercised by our initial stockholders or their permitted transferees on a cashless basis.

The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the sponsor warrants will not be issued pursuant to a registration statement, so long as they are held by our initial stockholders and their permitted transferees, the warrant agreement provides that the sponsor warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

We consider our sponsor and Mr. Mancuso to be our “promoters,” as this term is defined under U.S. federal securities laws.

Transfers of Common Stock and Warrants by our Initial Stockholders

Our sponsor and The Dellacorte Group LLC have agreed not to transfer, assign or sell any of the founder’s shares until 180 days after the completion of our initial business combination.  In addition, our sponsor has entered into an agreement with us providing that its membership interests may only be transferred to permitted transferees and that it will not issue new membership interests except to permitted transferees, who in each case agree to all restrictions applicable to the founder’s shares.  Further, Mr. Mancuso, the controlling member of The Dellacorte Group LLC, which is the sole member of our sponsor, has agreed that until 180 days from the date of the final prospectus relating to this offering, no transfers or issuances of membership interests in The Dellacorte Group LLC will be made, and after such 180 day period until 180 days after the consummation of our initial business combination or our liquidation, that no transfers or issuances of membership interests in The Dellacorte Group LLC will be made if such transfer or issuance results in a change of control of The Dellacorte Group LLC. Mr. Mancuso has also agreed not to transfer, assign or sell the sponsor warrants (and the underlying shares) until after we complete our initial business combination, except in each case to permitted transferees.  Permitted transferees must agree to be bound by the same transfer restrictions, waiver and forfeiture provisions, and to vote in accordance with the majority of shares of common stock voted by the public stockholders in connection with our initial business combination and amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.  The sponsor warrants are not exercisable prior to the consummation of the initial business combination.  We refer to these agreements as “lock-up agreements.”

The lock-up agreements provide that permitted transferees under the lock-up agreements of the founder’s shares and of membership interests in our sponsor are our officers, directors and employees, and other persons or entities associated or affiliated with The Dellacorte Group LLC.

During the lock-up period, our sponsor and any permitted transferees to whom it transfers shares of common stock will retain all other rights of holders of our common stock, including, without limitation, the right to vote their shares of common stock (except that our sponsor has agreed, and any permitted transferees must agree, to vote the founder’s shares in accordance with the majority of shares of common stock voted by the public stockholders in connection with our initial business combination and the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence) and the right to receive cash dividends, if declared.  Furthermore, our sponsor, officers and directors have agreed to vote any shares of common stock acquired in this offering or the secondary market in favor of our initial business combination and the amendment to our amended and restated certificate of incorporation. The agreement by our sponsor to vote any shares purchased in the offering or afterwards in favor of the business combination may make it more difficult for public stockholders to defeat a business combination proposal. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up agreement. If we are unable to effect our initial business combination and liquidate, our sponsor has waived the right to receive any portion of the liquidation proceeds with respect to the founder’s shares. Any permitted transferees to whom the founder’s shares are transferred will also agree to waive that right.

The lock-up agreements also provide that, prior to the completion of our initial business combination, the only permitted transferees of the sponsor warrants and any shares of common stock issued upon exercise of the sponsor warrants are (i) our officers or directors and any affiliates or family members of any of our officers or directors or any affiliates of our sponsor, (ii) in the case of an initial stockholder (other than our sponsor), by gift to a member of the initial stockholder’s immediate family or to a trust, the beneficiary of which is a member of the initial stockholder’s immediate family, an affiliate of the initial stockholder or to a charitable organization, (iii) in the case of an initial stockholder (other than our sponsor) by virtue of the laws of descent and distribution upon death of the initial stockholder (other than our sponsor), (iv) with respect to our sponsor by virtue of the laws of the state of Delaware or our sponsor’s operating agreement upon dissolution of our sponsor and (v) in the case of an initial stockholder (other than our sponsor) pursuant to a qualified domestic relations order; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and provided further that transfers of the sponsor warrants and underlying shares to permitted transferees are subject to certain restrictions as set forth in the Sponsor Warrants Purchase Agreement.

Registration Rights

Our initial stockholders will hold registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These stockholders will be entitled to make up to three demands that we register such securities for sale under the Securities Act. In addition, these stockholders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs 180 days after the completion of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 7, 2007, our sponsor purchased an aggregate of 4,312,500 founder’s shares from us, for an aggregate purchase price of $25,000, or approximately $0.006 per share.  If the underwriters determine the size of the offering should be increased, a stock dividend would be effectuated in order to maintain the ownership represented by the founder’s shares at 20% of our issued and outstanding shares after this offering.

If the underwriters do not exercise all or a portion of their over-allotment option, our sponsor has agreed, pursuant to a written agreement with us, that it will forfeit up to an aggregate of 562,500 founder’s shares in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the forfeited shares and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $3,261 for all 562,500 shares). Upon receipt, such forfeited shares would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

Robert F. Mancuso, our chairman of the board and chief executive officer, is the managing member of The Dellacorte Group LLC, the sole member of our sponsor.

Mr. Mancuso has committed, pursuant to a written subscription agreement with us, to purchase 3,475,000 warrants, which we refer to as sponsor warrants, from us in a private placement to take place simultaneously with the closing of this offering. Each sponsor warrant entitles the holder to purchase one share of our common stock. Mr. Mancuso has agreed that the sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) will not, subject to certain limited exceptions, be transferred, assigned or sold by it until after the completion of our initial business combination.

The Dellacorte Group LLC has agreed, until the earliest of our initial business combination or our liquidation, to present to our company for consideration, any business combination opportunity of which it becomes aware with a fair market value of $115.0 million or more prior to proceeding with such opportunity.  Further, each of our officers and directors has agreed, until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $115.0 million or more, subject to any fiduciary or pre-existing contractual obligations he or she might have.  As more fully discussed in “Management—Conflicts of Interest” on page 92, in the event that any of our officers becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has fiduciary or pre-existing contractual obligations, he or she would not be required to present such opportunity to us under the right of first review.  Mr. Mancuso has a fiduciary duty of loyalty to the other members of The Dellacorte Group LLC.  In addition, Messrs. Verdonck and Ledwick currently have certain fiduciary duties.

The Dellacorte Group LLC, an affiliate of Robert F. Mancuso, our chairman of the board and chief executive officer, has agreed to, from the date of the closing of this offering through the earlier of our consummation of an initial business combination or our liquidation, make available to us office space, administrative services and secretarial support, as we may require from time to time. We have agreed to pay The Dellacorte Group LLC $10,000 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Mancuso compensation in lieu of salary. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by The Dellacorte Group LLC is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, our sponsor has also advanced to us an aggregate of $125,000 to cover expenses related to this offering. This loan will be payable without interest on the earlier of December 31, 2008 or the closing of this offering. We intend to repay this loan from the proceeds of this offering not placed in trust.

Other than the $10,000 per-month administrative fee paid to The Dellacorte Group LLC and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our initial stockholders, officers, directors, special advisors to The Dellacorte Group LLC or our or their affiliates, including The Dellacorte Group LLC and its employees and independent contractors, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is).

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates, including loans by members of our management team, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee which will have access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

We have entered into a registration rights agreement with respect to the founder’s shares and sponsor warrants, which is described under the heading “Principal Stockholders—Registration Rights” on page 98.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.001 par value, and 15,000,000 shares of undesignated preferred stock, $0.001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include proceeds we received from the exercise of the over-allotment option if such option is exercised prior to the filing of the Current Report on Form 8-K. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

As of the date of this prospectus, there were 4,312,500 shares of our common stock outstanding, all of which were held of record by our sponsor. This includes an aggregate of 562,500 shares of common stock subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of our initial stockholders purchase units in this offering). Mr. Mancuso, our chairman of the board and chief executive officer, is the managing member of The Dellacorte Group LLC, the sole member of our sponsor. Upon closing of this offering, 18,750,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option). Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of record of shares of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore.

Our amended and restated certificate of incorporation prohibits us from issuing new shares of capital stock prior to our initial business combination. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•  upon closing of this offering, $147.0 million, or approximately $168.7 million if the underwriters’ over-allotment option is exercised in full (including approximately $3.5 million from the sale of the sponsor warrants and approximately $4.9 million in deferred underwriting commissions or approximately $5.6 million if the underwriters over-allotment option is exercised in full) will be placed into the trust account;

•  if our initial business combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware General Corporation Law and any net assets remaining outside the trust account) on a pro rata basis to all of our public stockholders;

•  we shall submit any proposed business combination to our stockholders for approval prior to consummating our initial business combination;

•  our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described above;

•  public stockholders who exercise their conversion rights and vote against a proposed extension or our initial business combination may convert their shares into a pro rata share of the aggregate amount then on deposit in the trust account;

•  we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the initial amount held in trust (excluding deferred underwriting commissions of approximately $4.9 million or approximately $5.6 million if the underwriters’ over-allotment option is exercised in full);

•  we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•  prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on an initial business combination;

•  we will consummate our initial business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in the offering both vote against the business combination and exercise their conversion rights, and (iv) we have confirmed that we have sufficient cash resources to pay both (x) the consideration required to close our initial business combination, and (y) the cash due to public stockholders who vote against the business combination and who exercise their conversion rights;

•  if we do not consummate our initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

•      if we are forced to liquidate prior to an initial business combination, our public stockholders will be entitled to share ratably in the funds in the trust account, including any interest, and any net assets remaining available for distribution to them after payment of our liabilities;

•  our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•  the audit committee shall review and approve all payments made to our initial stockholders, officers, directors, special advisors to The Dellacorte Group LLC or our or their affiliates, including The Dellacorte Group LLC and its employees and independent contractors, other than the payment of an aggregate of $10,000 per month to The Dellacorte Group LLC for office space, administrative services and secretarial support, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and

•  we will not enter into any initial business combination with any entity that is affiliated with any of our officers, directors, initial stockholders or their affiliates, including The Dellacorte Group LLC, or any entity in which any of our officers, directors, initial stockholders or their affiliates has a financial interest exceeding $100,000. Furthermore, in no event will we pay our initial stockholders or any of our initial stockholders, officers, directors, special advisors to The Dellacorte Group LLC or our or their affiliates, including The Dellacorte Group LLC and its employees and independent contractors, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

Our amended and restated certificate of incorporation requires that we obtain the vote of our board of directors and the unanimous consent of the holders of all of our outstanding shares of common stock at a meeting of stockholders, to amend the above-described provisions (except for the provision with respect to the termination of our corporate existence after 24 months, which may be amended without unanimous consent, only in connection with the consummation of our initial business combination or in connection with an extension of our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus) prior to the consummation of our initial business combination.

In connection with the vote required for consummating our initial business combination and amending our certificate of incorporation to provide for our perpetual existence in connection therewith, our sponsor (and any permitted transferees of the founder’s shares) will vote (i) the founder’s shares in accordance with the votes constituting the majority of the votes cast by our public stockholders and (ii) any shares acquired in the offering or the after market in favor of our initial business combination and such an amendment. In addition, our sponsor (and any permitted transferees) will not be able to exercise conversion rights with respect to the 4,312,500 founder’s shares. In connection with the vote required for any business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders) will constitute a quorum. If any other matters are voted on by our stockholders at an annual or special meeting, our initial stockholders may vote all their shares, whenever acquired, as they see fit.

If we do not consummate our initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus, our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. At the time we submit a proposed initial business combination to our stockholders for approval, we will also submit to them a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing these limitations on our corporate existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence will require the affirmative vote of a majority of our outstanding shares of common stock.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event of our failure to consummate our initial business combination within 24 months (or up to

36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus and in such event such amounts will be included within the amounts of the funds held in the trust account that will be available for distribution to the public stockholders. Our initial stockholders has agreed to waive their rights to participate in any distribution of the funds held in the trust account if we fail to consummate our initial business combination within 24 (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) months after the date of this prospectus, but only with respect to the founder’s shares. Additionally, if we fail to consummate our initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation), the sponsor warrants will expire worthless.

Our stockholders have no repurchase, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have conversion rights in conjunction with stockholder approval of our initial business combination. If our initial business combination is approved and completed, public stockholders who vote against such business combination will be entitled to exercise their conversion rights or maintain their interest in us.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Founder’s Shares

Holders of the founder’s shares have the same stockholder rights as public stockholders, except that holders of founder’s shares (i) will not participate in the distribution of the trust account in the event we fail to complete an initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of this prospectus, (ii) are not entitled to conversion rights in the event of an initial business combination and (iii) are subject to certain transfer restrictions described below.

With certain limited exceptions, the founder’s shares are not transferable, assignable or salable until after the completion of our initial business combination (except to our officers and directors and other persons or entities affiliated with the sponsor, each of whom will be subject to the same transfer restrictions and other agreements).  Our initial stockholders will also hold registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering. Notwithstanding the foregoing, our amended and restated certificate of incorporation prohibits us from issuing shares of preferred stock prior to our initial business combination, except in connection with the consummation of our initial business combination that has been approved by a majority of the votes cast by our public stockholders.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the date of this prospectus or the completion of our initial business combination.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

Once the warrants become exercisable, we may call the warrants for redemption:

•    in whole and not in part;

•    at a price of $0.01 per warrant;

•    upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•    if, and only if, the reported last sale price of the common stock on the American Stock Exchange equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period ending three business days before we send to the notice of redemption to the warrant holders.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the common stock may fall below the $13.75 redemption trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrants to do so on a “cashless basis.” If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after an initial business combination. Our sponsor and its permitted transferees are entitled to exercise their sponsor warrants at any time when the warrants are exercisable for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to file a registration statement covering such shares and maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Sponsor Warrants

The sponsor warrants are identical to the warrants included in the units sold in this offering except that the sponsor warrants: (i) will not be redeemable by us so long as they are held by Mr. Mancuso or his permitted transferees, (ii) will be subject to certain transfer restrictions described in more detail below and (iii) may be exercised for cash or on a cashless basis, as described in this prospectus.  Mr. Mancuso has agreed not to transfer, assign or sell any of the sponsor warrants, including the common stock issuable upon exercise of the sponsor warrants (except as described below under “Principal Stockholders—Transfers of Common Stock and Warrants by Our Initial Stockholders”), until after the completion of our initial business combination.

If holders of the sponsor warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our initial stockholders or their affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In addition, our initial stockholders are entitled to registration rights with respect to the sponsor warrants under a registration rights agreement to be signed on or before the date of this prospectus.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after an initial business combination is completed. The payment of any dividends subsequent to our initial business combination or the distribution in full of the trust account will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with an initial business combination may restrict or prohibit payment of dividends.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

Staggered board of directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

No action by stockholders without a meeting

Our amended and restated certificate of incorporation and bylaws prohibit stockholders from taking action other than by a duly convened meeting of the stockholders after the consummation of this initial public offering.

Special meeting of stockholders

Our amended and restated bylaws provide that special meetings of our stockholders may be called only by our chairman or president, or our board pursuant to a resolution adopted by a majority of the Whole Board. “Whole Board” shall mean the total number of directors our board would have if there were no vacancies on the board.

Advance notice requirements for stockholder proposals and director nominations

Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and the forfeiture of 562,500 founder’s shares held by our initial stockholders) we will have 18,750,000 shares of common stock outstanding. Of these shares, the 15,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,750,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.  In addition, with certain limited exceptions, the restricted securities are not transferable, assignable or salable until after the completion of our initial business combination.

Rule 144

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and apply to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•
1% of the total number of securities of the same class then outstanding, which will equal 187,500 shares immediately after this offering (or 215,625 if the underwriters exercise their over-allotment option); or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us to their promoters or affiliates despite technical compliance with the requirements of Rule 144.  The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell the founder’s shares and sponsor warrants (and underlying shares) freely pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration rights

The holders of the founder’s shares and sponsor warrants (and any shares of common stock issuable upon the exercise of the sponsor warrants) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to three demands that we register such securities. The holders of a majority of these securities can elect to exercise these registration rights at any time after we consummate an initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We have applied to have our units listed on the American Stock Exchange under the symbol “DQQ.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “DQQ” and “DQQ.WS,” respectively.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which consist of the following:

•  Stockholders equity of at least $4.0 million;

•  Total market capitalization of at least $50.0 million;

•  Aggregate market value of publicly held shares of at least $15.0 million;

•  Minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

•  a minimum market price of $2.00 per unit.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

This is a general summary of the material U.S. federal tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that public stockholders will hold our securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a public stockholder in light of such public stockholder’s particular circumstances. In addition, this discussion does not address (i) U.S. gift or estate tax laws except to the limited extent set forth below, (ii) state, local or foreign tax consequences, (iii) the special tax rules that may apply to certain public stockholders, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or U.S. expatriates or former long-term residents of the United States, or (iv) the special tax rules that may apply to a public stockholder that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment. Additionally, this discussion does not consider the tax treatment of partnerships (including entities treated as partnerships for U.S. federal tax purposes) or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the U.S. Internal Revenue Service (“IRS”), all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any such position taken by the IRS would not be sustained.

As used in this “Material U.S. Federal Tax Considerations” section only, the term “U.S. Person” means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. Person. As used in this discussion, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. Person and the term “non-U.S. holder” means a beneficial owner of our securities (other than an entity that is treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. Person.   The term U.S. holder also includes certain former citizens and residents of the United States.

This discussion is only a summary of material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Each prospective investor is urged to consult its own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences to such investor of the acquisition, ownership and disposition of our securities.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values at the time of issuance. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit). Unless otherwise stated, the following discussions are based on the assumption that the characterization of the common stock and warrants and the allocation described above are accepted for U.S. federal tax purposes.

U.S. Holders

Taxation of Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future.  If, however, we pay cash distributions to U.S. holders of shares of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income. It is unclear whether the conversion rights with respect to the common stock, described above under “Proposed Business—Effecting our initial business combination—Conversion rights,” may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of our common stock (other than conversion, but including a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Effecting our initial business combination—Conversion rights,” may suspend the running of the applicable holding period for this purpose. A U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s initial tax basis (as discussed above) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Conversion of Common Stock

In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder under Section 302 of the Code, the U.S. holder will be treated as described under “U.S. Holders—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If that redemption does not qualify as a sale of common stock under Section 302 of the Code, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (ii) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of an exercise of the conversion right.

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders—Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

U.S. holders who actually or constructively own 5 percent or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such holders should consult with their own tax advisors in that regard.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss upon exercise of a warrant. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S.

holder’s basis in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”) and the exercise price (i.e., $7.50 per share of our common stock, subject to adjustment as described in this prospectus). The U.S. holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain recognition event, a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have exchanged warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered to pay the exercise price and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise of the warrant.

Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization.  However, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law.  Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”). Such gain or loss would generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Constructive Dividends on Warrants

As discussed under Dividend Policy above, we do not anticipate that any dividends will be paid in the foreseeable future. If, at any time during the period a U.S. holder holds warrants, however, we were to pay a taxable dividend and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to such holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder.  U.S holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

Non-U.S. Holders

Taxation of Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be issued in the foreseeable future.  However, any distributions we may make to a non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we generally will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30 percent), unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 10 percent of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under “U.S. Holders—Exercise of a Warrant” above.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•  the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment maintained or fixed base by the non-U.S. holder);

•  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•  we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than five percent of our common stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.   Special rules may apply to the determination of the five percent threshold in the case of a holder of a warrant.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30 percent rate. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30 percent U.S. federal income tax. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties may provide for different rules.

Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.  Gain recognized by a non-U.S. holder on the sale, exchange or other disposition of shares of common stock of a United States real property holding corporation will be subject to U.S. federal income tax on an income basis at generally applicable U.S. federal income tax rates.  In addition, a buyer of shares of common stock held by a non-U.S. holder may be required to withhold U.S. income tax at a rate of 10% of the amount realized upon such disposition.  Each non-U.S. holder should consult its own tax advisors as to whether the warrants will be treated as “U.S. real property interests” and the tax consequences resulting from such treatment.

Conversion of Common Stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder’s conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under “U.S. Holders—Conversion of Common Stock” above, and the consequences of the conversion to the non-U.S. holder will be as described above under “Non-U.S. Holders—Taxation of Distributions” and “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants,” as applicable. Non-U.S. holders should consult their own tax advisors as to whether conversion of common stock will be treated as a sale or as a dividend under the Code.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If, at any time during the period a non-U.S. holder holds warrants, however, we were to pay a taxable dividend on our common stock and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to such holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder.  Non-U.S holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

Information Reporting and Backup Withholding

We must report annually to the IRS and to certain holders the amount of dividends or other distributions we pay to such holders on our shares of common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our common stock or warrants paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate (currently 28 percent). However, a non-U.S. holder will not be subject to backup withholding on dividends if such holder provides proper certification (usually IRS Form W-8BEN) of such holder’s status as a non-U.S. person or if such holder is a corporation or one of several types of entities and organizations that qualify for an exemption (an “exempt recipient”).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a non-U.S. holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S federal income tax liability, if any, by the IRS if the required information is furnished to the IRS in a timely manner.

Federal Estate Tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

UNDERWRITING

Citigroup Global Markets Inc. is acting as the sole bookrunning manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriters	Number of Units
Citigroup Global Markets Inc.	10,000,000
I-Bankers Securities Incorporated	5,000,000

Total	15,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $____ per unit. If all of the units are not sold at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 2,250,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. The “restricted period” under Regulation M will end upon the completion of this distribution. Under Regulation M, the restricted period will terminate when all of the securities have been distributed and any stabilization arrangements have been terminated. Further, if the underwriters were to exercise the over-allotment option to purchase securities in excess of its syndicate short position at the time the over-allotment option is exercised, the restricted period could be extended. In such event, the restricted period would not end until the excess securities were distributed by the underwriters or placed in their investment account. However, the underwriters have agreed that they may only exercise their over-allotment option to cover their actual short positions, if any.

We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, or otherwise dispose of, or enter into any transaction which is designed to, or could be expected to, result in the disposition, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, any of our units, warrants, shares or other securities convertible into or exercisable, or exchangeable for, shares of our common stock, or publicly announce an intention to effect any such transaction, provided, that pursuant to a registration rights agreement to be entered into with each holder of the founder’s shares and sponsor warrants, we may register with the Commission the resale of the founder’s shares and the sponsor’s warrants and any shares issuable upon exercise of those warrants.

In addition, our sponsor and The Dellacorte Group have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the founder’s shares until 180 days after the completion of our initial business combination.  Our sponsor has also entered into an agreement with us providing that its membership interests may only be transferred to permitted transferees and that it will not issue new membership interests except to permitted transferees, who in each case agree to all restrictions applicable to the founder’s shares.  Further, Mr. Mancuso, the controlling member of The Dellacorte Group LLC, which is the sole member of our sponsor, has agreed that until

180 days from the date of the final prospectus relating to this offering, no transfers or issuances of membership interests in The Dellacorte Group LLC will be made, and after such 180 day period until 180 days after the consummation of our initial business combination or our liquidation, that no transfers or issuances of membership interests in The Dellacorte Group LLC will be made if such transfer or issuance results in a change of control of The Dellacorte Group LLC.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000 as shown in its last annual or consolidated accounts; or

•  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•  released, issued, distributed or caused to be released, issued or distributed to the public in France or

•  used in connection with any offer for subscription or sale of the units to the public in France.

•  Such offers, sales and distributions will be made in France only

•  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•  to investment services providers authorized to engage in portfolio management on behalf of third parties or

•  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. The determination of our per-unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We have applied to have the units listed on the American Stock Exchange under the symbol “DQQ.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “DQQ” and “DQQ.WS,” respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Dellacorte Acquisition Corp.
	No Exercise	Full Exercise
Per Unit	$0.70	$0.70
Total	$10,500,000	$12,075,000

The amounts paid by us in the table above include approximately $4.9 million in deferred underwriting discounts and commissions (or approximately $5.6 million if the over-allotment option is exercised in full), an amount equal to 3.25% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

In connection with the offering, Citigroup Global Markets Inc., on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that the portion of the total expenses of this offering payable by us will be $750,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

Kelley Drye & Warren LLP, New York, New York and Stamford, Connecticut is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering Davis Polk & Wardwell, New York, New York is acting as counsel to the underwriters.

EXPERTS

The financial statements of Dellacorte Acquisition Corp. (a development stage company) as of March 31, 2008 and for the period October 17, 2007 (inception) through March 31, 2008, have been included herein in reliance upon the report of Miller, Ellin & Company LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Miller, Ellin & Company LLP as experts in accounting and auditing.

The audit report contains an explanatory paragraph that states that the business plan is dependent upon obtaining adequate financial resources, which raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INDEX TO FINANCIAL STATEMENTS

Dellacorte Acquisition Corp.

Page
Audited Financial Statements of Dellacorte Acquisition Corp.
Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of March 31, 2008 and December 31, 2007	F-3

Statements of Operations for the three months ended March 31, 2008, the period from October 17, 2007 (inception) to December 31, 2007 and the period October 17, 2007 (inception) to March 31, 2008	F-4

Statements of Stockholder’s Equity for the period October 17, 2007 (inception) to March 31, 2008	F-5

Statements of Cash Flows for the three months ended March 31, 2008, the period from October 17, 2007 (inception) to December 31, 2007 and the period October 17, 2007 (inception) to March 31, 2008	F-6
Notes to Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

The Board of Directors
Dellacorte Acquisition Corp.:

We have audited the accompanying balance sheets of Dellacorte Acquisition Corp. (a development stage company) (the “Company”) as of March 31, 2008 and December 31, 2007, and the related statements of operations, stockholder’s equity, and cash flows for the three months ended March 31, 2008, the period October 17, 2007 (inception) through December 31, 2007 and for the period October 17, 2007 (inception) through March 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to report on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dellacorte Acquisition Corp. as of March 31, 2008 and December 31, 2007, and the results of its operations and its cash flows for the three months ended March 31, 2008, the period October 17, 2007 (inception) through December 31, 2007 and for the period October 17, 2007 (inception) through March 31, 2008, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Dellacorte Acquisition Corp. will continue as a going concern. The Company currently has no operations and was formed to raise capital in a proposed offering of equity. This raises substantial doubt about the Company’s ability to continue as a going concern. As discussed in Note 1, the Company is in the process of raising capital through a proposed offering of equity securities. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Miller, Ellin & Company LLP

April 9, 2008
New York, New York

DELLACORTE ACQUISITION CORP.
(a Development Stage Company)

BALANCE SHEETS

	March 31,	December 31,
	2008	2007

ASSETS

Current Assets:
Cash	$83,180	$93,045
Deferred offering costs	289,173	216,426

Total current assets	$372,353	$309,471

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
Note payable - related party	$125,000	$125,000
Accrued expenses	222,353	159,471

Total current liabilities	347,353	284,471

Commitments and contingencies

Stockholder's Equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized
none issued or outstanding	--	--

Common stock; $0.001 par value; 150,000,000 shares authorized
4,312,500 shares issued and outstanding	4,312	4,312

Additional paid-in capital	20,688	20,688

Total stockholder's equity	25,000	25,000

Total liabilities and stockholder's equity	$372,353	$309,471

See accompanying notes to financial statements.

DELLACORTE ACQUISITION CORP.

(a Development Stage Company)

STATEMENTS OF OPERATIONS

	Three Months Ended March 31, 2008	Period from October 17, 2007 (inception) to December 31, 2007	Period from October 17, 2007 (inception) to March 31, 2008

Revenues	$--	$--	$--
Operating Expenses	--	--	--

Net Income	$--	$--	$--

Income per common share:
Basic and diluted	$--	$--	$--

Weighted average common shares outstanding:
Basic and diluted	$4,312,500	$4,312,500	$4,312,500

See accompanying notes to financial statements.

DELLACORTE ACQUISITION CORP.

(a Development Stage Company)

STATEMENTS OF STOCKHOLDER’S EQUITY EARNINGS

				(Deficit)
				Accumulated
	Common Stock		Additional	During the	Total
	Shares	Amount	Paid-in Capital	Development Stage	Stockholder’s Equity

Initial capital from founding stockholder for cash	4,312,500	$4,312	$20,688	$--	$25,000
Net Income	--	--	--	--	--

Balance - December 31, 2007	4,312,500	4,312	20,688	--	25,000
Net Income	--	--	--	--	--

Balance at March 31, 2008	4,312,500	$4,312	$20,688	$--	$25,000

See accompanying notes to financial statements.

DELLACORTE ACQUISITION CORP.

(a Development Stage Company)

STATEMENTS OF CASH FLOWS

		Period from October 17, 2007 (inception to December 31, 2007	Period from October 17, 2007 (inception) to March 31, 2008

	Three Months Ended March 31,

CASH FLOW FROM FINANCING ACTIVITIES:

Proceeds from note payable-related party	$--	$125,000	$125,000
Proceeds from sale of common stock	--	25,000	25,000
Payment of deferred offering costs	(9,865)	(56,955)	(66,820)

Net cash provided by financing activities	(9,865)	93,045	83,180

Increase (decrease) in cash	(9,865)	93,045	83,180

Cash at beginning of period	93,045	--	--

Cash at end of period	$83,180	$93,045	$83,180

Supplemental non-cash financing transactions:
Accrued deferred offering costs	$222,353	$159,471	$222,353

See accompanying notes to financial statements.

DELLACORTE ACQUISITION CORP.

(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS OPERATIONS; BASIS OF PRESENTATION; GOING CONCERN CONSIDERATION

Dellacorte Acquisition Corp. (the “Company”) is a newly organized blank check company formed on October 17, 2007 under the General Corporation Law of the State of Delaware for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets.

At March 31, 2008, the Company had not commenced any operations. All activity through March 31, 2008 relates to the Company’s formation and the proposed offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed offering, which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the proposed offering, although substantially all of the net proceeds of the proposed offering are intended to be generally applied toward consummating one or more business combinations with an operating company. The initial business combination must occur with one or more target businesses or assets that collectively have a fair market value of at least 80% of the initial amount held in the trust account (excluding the amount held in the trust account representing the underwriters’ deferred commission). If the Company acquires less than 100% of one or more target businesses, the aggregate fair market value of the portion or portions the Company acquires must equal at least 80% of the amount held in the trust account. In no event, however, will the Company acquire less than a controlling interest of a target business (that is, not less than half of the voting equity interests of the target business).

The Company’s efforts in identifying prospective target businesses will not be limited to a particular industry or location; however, it intends to focus its efforts in identifying prospective target businesses to the branded products, financial services, health and wellness, non-fashion retailing or specialty manufacturing industries in the United States and Europe that may provide significant opportunities for growth.

Proceeds of $147.0 million from the proposed offering and simultaneous private placement of approximately $3.5 million of the Company’s sponsor warrants to purchase common stock will be held in a trust account and will only be released to the Company upon the earlier of: (i) the consummation of an initial business combination; or (ii) the Company’s liquidation. The proceeds in the trust account include 3.25% of the deferred underwriting commissions. Upon consummation of an initial business combination, approximately $4.9 million, which constitutes the underwriters’ deferred commissions (or approximately $5.6 million if the underwriters’ over allotment option is exercised in full), will be paid to the underwriters from the funds held in the trust account. The proceeds outside of the trust account as well as the interest income of up to $2.25 million, subject to adjustment, earned on the trust account balance that may be released to the Company (as discussed in Note 3) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses; provided, however, that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any income taxes on such $2.25 million, subject to adjustment, of interest income.

The Company will seek stockholder approval before it will effect an initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. In connection with the stockholder vote required to approve any initial business combination and the vote for an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence, the Company’s initial stockholders have agreed to vote the founder’s shares (as defined in Note 4 below) owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. “Public stockholders” is defined as the holders of common stock sold as part of the Units, as defined, in the proposed offering or in the aftermarket. The Company will proceed with an initial business combination only if (i) the business combination is approved by a majority of votes cast by the Company’s public stockholders at a duly held stockholders meeting, (ii) an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence is approved by holders of a majority of the Company’s outstanding shares of common stock, (iii) public stockholders owning no more than 30% (minus one share) of the Company’s outstanding shares of common stock sold in the offering both vote against the business combination and exercise their conversion rights, and (iv) the Company has confirmed that it has sufficient cash resources to pay both (1) the consideration required to close its initial business combination, and (2) the cash due to public stockholders who vote against the business combination and who exercise their conversion rights. If the conditions to consummate the proposed business combination are not met but sufficient time remains before the Company’s corporate life expires, the Company may attempt to effect a different initial business combination.

If the initial business combination is approved and completed, each public stockholder voting against such qualifying business combination will be entitled to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (including deferred underwriting commissions and interest earned on the trust account, net of income taxes payable on such interest and net of interest income of up to $2.25 million, subject to adjustment, on the trust account released to fund the Company’s working capital requirements). Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

The Company will liquidate and promptly instruct the trustee to distribute only to the public stockholders the amount in the trust account, less any income taxes payable on interest income and any interest income of up to $2.25 million, subject to adjustment, on the balance (net of taxes payable) of the trust account previously released to the Company to fund its working capital requirements, plus any remaining net assets if the Company does not consummate an initial business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) after the date of the prospectus filed with the U.S. Securities and Exchange Commission. If the Company fails to consummate such business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) of the date of the prospectus, the Company’s amended and restated certificate of incorporation also provides that the Company’s corporate existence will automatically cease 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation) from the date of this prospectus except for the purpose of winding up its affairs and liquidating. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the proposed offering (assuming no value is attributed to the warrants contained in the units to be offered in the proposed offering discussed in Note 3).

Going Concern Consideration

The financial statements have been prepared assuming the Company will continue as a going concern. The Company has no operations and the continued existence of the Company is contingent upon completing the proposed public offering. This raises substantial doubt about the Company’s ability to continue as a going concern.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[a]           Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[b]           Earnings per common share:

Earnings per share is computed by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[c]           Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[d]           Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

[e]           Deferred offering costs:

Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the proposed offering and that will be charged to capital upon the receipt of the capital raised.

[f]           Recent accounting pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

[g]           Concentration of credit risk:

The Company maintains cash balances with a financial institution that at times may exceed the federally insured limit.  The Company believes there is a little risk of loss as a result of this policy.

NOTE 3—PROPOSED PUBLIC OFFERING

The proposed offering calls for the Company to offer for sale 15,000,000 units at a price of $10.00 per unit. Each unit consists of one share of the Company’s common stock, $0.001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 per share commencing on later of: (i) the completion of the initial business combination, or (ii) 12 months from the effective date of the offering. The warrants expire five years from the effective date of the offering, unless earlier redeemed. The warrants will be redeemable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ notice after the warrants become exercisable, only in the event that the last sale price of the common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period.

NOTE 4—NOTE PAYABLE TO AFFILIATE AND RELATED PARTY TRANSACTIONS

The Company issued an aggregate of $125,000 in an unsecured promissory note to Dellacorte Holdings LLC, on November 7, 2007. The note is non-interest bearing and is payable on the earlier of December 31, 2008 or the consummation of the proposed offering by the Company.

The Company has agreed to pay up to $10,000 a month in total for office space, administrative services and secretarial support to The Dellacorte Group LLC, an affiliate of the Company’s founder, chairman of the board and chief executive officer, Robert F. Mancuso. Rent and services will commence promptly after the effective date of the offering and will terminate upon the earlier of: (i) the consummation of an initial business combination; or (ii) the liquidation of the Company.

Mr. Mancuso has agreed to purchase an aggregate of 3,475,000 sponsor warrants at $1.00 per warrant (for a total purchase price of $3,475,000) from the Company pursuant to Regulation D. These purchases will take place on a private placement basis simultaneously with the closing of the proposed offering. Mr. Mancuso will be permitted to transfer the sponsor warrants held by him to the Company’s officers and directors, and other persons or entities affiliated with Dellacorte Holdings LLC, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as Mr. Mancuso. Otherwise, these warrants will not be transferable or salable by Mr. Mancuso (except as described below) until after the completion of an initial business combination. The sponsor warrants will be non-redeemable so long as they are held by Mr. Mancuso or his permitted transferees. If the sponsor warrants are held by holders other than the Mr. Mancuso or his permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants to be included in the units being sold in this offering. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the proposed offering, except that such sponsor warrants may be exercised on a cashless basis. The Company determined that the purchase price of the sponsor warrants was the fair value of such warrants as of the purchase date by reviewing the 52 week high price of the warrants for the five most recent SPAC initial public offerings. The 52 week high price of such warrants ranged from $0.86 to $1.11. The average 52 week high price of the warrants in the five most recent SPAC initial public offerings was $0.82. Based on this information, the Company determined that the $1.00 purchase price for the sponsor warrants was the fair value of such warrants.

NOTE 5—FOUNDER’S SHARES

On November 7, 2007, the sponsor purchased 4,312,500 founder’s shares for an aggregate amount of $25,000, or approximately $0.006 per share. The sponsor and any subsequent transferees are referred to as the “initial stockholders.” The 4,312,500 founder’s shares include an aggregate of 562,500 shares of common stock subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of our initial stockholders purchase units in this offering).

The founder’s shares are identical to the shares of common stock included in the units offered for sale in the proposed offering, except that:

•  the founder’s shares are subject to the transfer restrictions described below;

•  the sponsor has agreed to vote the founder’s shares in the same manner as a majority of the public stockholders in connection with the vote required to approve an initial business combination and the vote for an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence;

•  the sponsor (and any permitted transferees) will not be able to exercise conversion rights granted to the public stockholders with respect to the founder’s shares; and

•  the sponsor has waived, and any permitted transferees will waive, their rights to participate in any liquidation distribution with respect to the founder’s shares if the Company fails to consummate an initial business combination.

The sponsor has agreed, except in limited circumstances, not to sell or otherwise transfer any of the founder’s shares until 180 days after the completion of our initial business combination. However, the sponsor will be permitted to transfer the founder’s shares to the Company’s officers and directors, and other persons or entities affiliated with the sponsor, provided that the transferees receiving such securities will be subject to the same agreements with respect to such securities as the sponsor.

NOTE 6—STOCKHOLDER’S EQUITY

Preferred Stock

The Company is authorized to issue up to 15,000,000 shares of preferred stock, par value $0.001 with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. No shares were issued and outstanding as of March 31,  2008.

Common Stock

The authorized common stock of the Company is 150,000,000 shares at $0.001 par value. The holders of the common shares are entitled to one vote for each share of common stock. In addition, the holders of the common stock are entitled to receive dividends when, as and if declared by the board of directors.

$150,000,000

Dellacorte Acquisition Corp.

15,000,000 Units

PROSPECTUS

                  , 2008

Citi
I-Bankers Securities, Inc.

Until                        , 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee(1)	$1,000
SEC Registration Fee	9,267
FINRA filing fee	30,688
American Stock Exchange filing and listing fee	70,000
Accounting fees and expenses	100,000
Printing and engraving expenses	160,000
Legal fees and expenses	325,000
Miscellaneous(2)	54,045
Total	$750,000

________________
(1)
In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, and $2,400 for acting as warrant agent for the registrant’s warrants.

(2)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)           Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)           Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)           The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)           A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)           For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)           For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)           The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)           The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, will provide that that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our amended and restated bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our amended and restated bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our amended and restated certificate of incorporation. In addition, our amended and restated bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our amended and restated bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our amended and restated bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnification agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Exhibit No.	Description
**10.5	Letter Agreement between The Dellacorte Group LLC and Registrant regarding administrative support.
**10.6	Registration Rights Agreement, dated as of __, 2008, among the Registrant, Dellacorte Holdings LLC, _______________ and _____________________________.
**10.7	Subscription Agreement, effective as of November 7, 2007, between the Registrant and Dellacorte Holdings LLC.
**10.8	Sponsor Warrants Purchase Agreement, dated as of __, 2008, between the Registrant and Robert F. Mancuso
**10.9	Form of Indemnity Agreement
**10.10	Form of Securities Assignment Agreement, dated as of __, 2008 among the Registrant, Dellacorte Holdings LLC, _______________________ and _____________________________.
**10.11	Letter Agreement between Robert F. Mancuso and Citigroup Global Markets Inc. restricting transfer of membership interests in The Dellacorte Group LLC.
**14	Form of Code of Ethics.
*23.1	Consent of Miller, Ellin & Company LLP.
**23.2	Consent of Kelley Drye & Warren LLP (included on Exhibit 5.1).
*24	Power of Attorney (included on signature page of this Registration Statement).
**99.1	Consent of Paul R. Brown
**99.2	Consent of [__________]
**99.3	Form of Audit Committee Charter.

________________
*           Filed herewith
**           To be filed by amendment.

Item 17. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of April 2008.

DELLACORTE ACQUISITION CORP.
By:	/s/ ROBERT F. MANCUSO Robert F. Mancuso Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ ROBERT F. MANCUSO Robert F. Mancuso	Chairman of the Board and Chief Executive Officer (Principal executive officer)	April 29, 2008
/s/ TIM S. LEDWICK Tim S. Ledwick	Chief Financial Officer (Principal financial and accounting officer)	April 29, 2008

EXHIBIT INDEX

Exhibit No.	Description
**1.1	Form of Underwriting Agreement.
**3.1	Form of Amended and Restated Certificate of Incorporation.
**3.2	Form of Amended and Restated By-laws.
**4.1	Specimen Unit Certificate.
**4.2	Specimen Common Stock Certificate.
**4.3	Specimen Warrant Certificate.
**4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
**5.1	Opinion of Kelley Drye & Warren LLP.
*10.1	Promissory Note, dated November 7, 2007, issued to Dellacorte Holdings LLC.
**10.2	Letter Agreement, dated as of December __, 2007, among the Registrant, Citigroup Global Markets Inc., Dellacorte Holdings LLC and Robert F. Mancuso.
**10.3	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and each executive officer and director.
**10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
**10.5	Letter Agreement between The Dellacorte Group LLC and Registrant regarding administrative support.
**10.6	Registration Rights Agreement, dated as of __, 2008, among the Registrant, Dellacorte Holdings LLC, _______________, _____________________, _______________________ and _____________________________.
**10.7	Subscription Agreement, effective as of November 7, 2007, between the Registrant and Dellacorte Holdings LLC.
**10.8	Sponsor Warrants Purchase Agreement, dated as of __, 2008, between the Registrant and Mr. Mancuso
**10.9	Form of Indemnity Agreement
**10.10	Form of Securities Assignment Agreement, dated as of __, 2008 among the Registrant, Dellacorte Holdings LLC, _______________ and _____________________________.
**10.11	Letter Agreement between Robert F. Mancuso and Citigroup Global Markets Inc. restricting transfer of membership interests in The Dellacorte Group LLC.
**14	Form of Code of Ethics.
*23.1	Consent of Miller, Ellin & Company LLP.
**23.2	Consent of Kelley Drye & Warren LLP (included on Exhibit 5.1).
*24	Power of Attorney (included on signature page of this Registration Statement).
**99.1	Consent of Paul R. Brown
**99.2	Consent of [____________]
**99.3	Form of Audit Committee Charter.

________________
*           Filed herewith
**           To be filed by amendment.